UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Middleby Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MIDDLEBY

2024
PROXY STATEMENT

Annual Meeting

May 14, 2024
10:00 a.m. CDT

This is Middleby

Middleby is a world leader in delivering advanced innovation and solutions for commercial, residential, and industrial foodservice. The company is proud to be built on trusted, long-standing relationships with industry partners, employees and shareholders.

We are committed to delivering new, innovative solutions to the markets we serve, which are quickly evolving in all three of our business segments. These innovations deliver speed, versatility, automation, safety, energy savings and other sustainable and green operating benefits to our customers.

While we are dedicated to our global customer base, Middleby also prioritizes connecting with the communities where we live and work through philanthropic efforts and sustainable initiatives. We endeavor to set the standard for tomorrow, with a goal of serving excellence in everything we do today.

Commercial Foodservice

Middleby is the worldwide leader in innovative solutions for commercial foodservice. We develop and manufacture advanced cooking, warming, beverage and cooling equipment, along with innovative IoT and robotics solutions to enhance operations for commercial foodservice operators. Middleby brands can be found in a wide array of foodservice businesses, including quick service, fast casual, pizza, ghost kitchen, casual and fine dining establishments, grocery and convenience stores and institutional commissaries and stadiums.

Residential

Middleby is a global leader in premium kitchen appliances and outdoor cooking solutions for consumer home use. Middleby Residential brands are highly respected and in use worldwide, and our residential kitchen offerings bring the latest innovation and design to both classic and contemporary kitchens. The Middleby Outdoor cooking brands address current consumer trends and deliver advanced cooking technologies to the outdoor grilling enthusiast.

Food Processing

Middleby develops innovative, industry-leading solutions for industrial protein processing, high-volume baking, packaging and other specialty areas where automated and large scale food production is required. With a broad offering of highly respected brands and advanced technologies, Middleby has the ability to fully integrate a wide array of solutions to deliver efficiency, flexibility, quality and consistency.

May 14, 2024
10:00 a.m. CDT

Virtual Meeting
www.virtualshareholdermeeting.com/MIDD2024

NOTICE
of Annual Meeting
of Stockholders

The Annual Meeting of Stockholders of The Middleby Corporation will be held for the following purposes:

AGENDA

1.	To elect nine directors to hold office until the 2025 Annual Meeting.
2.	To approve, on an advisory basis, the compensation of our executive officers.
3.	To ratify the selection of Ernst & Young LLP as Middleby’s independent public accountants for the fiscal year ending December 28, 2024.
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE:
March 15, 2024

By Order of the Board of Directors
Michael D. Thompson
General Counsel and Secretary

WHO MAY VOTE:

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we urge you to return your proxy promptly. For more information about how to vote, please see “Information About the Annual Meeting,” which begins on page 53.

HOW TO ATTEND:

To attend and register for the virtual meeting, please see “Information About the Annual Meeting,” which begins on page 53.

DELIVERY OF ANNUAL MEETING MATERIALS:

The Notice of Internet Availability of Proxy Materials, this Proxy Statement, and Middleby’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, are being distributed or made available to stockholders on or about March 29, 2024.

We are holding the Annual Meeting virtually. In order to attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction card. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/MIDD2024 during the Annual Meeting. A list of stockholders entitled to vote at the annual meeting will be available for stockholders as of the record date upon request by sending an email to legal@middleby.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card.	BY TELEPHONE Call the telephone number on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.	IN PERSON Attend the annual meeting virtually. See page 53 for instructions on how to attend.

2024 PROXY STATEMENT	3

2024 PROXY STATEMENT	4

Back to Contents

Proxy Summary

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION FROM THIS PROXY STATEMENT, BUT DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES. FOR MORE COMPLETE INFORMATION REGARDING MIDDLEBY’S 2023 PERFORMANCE, PLEASE REVIEW OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2023.

WHEN	WHERE	RECORD DATE
Tuesday, May 14, 2024,	Virtual Meeting	March 15, 2024
at 10:00 a.m. (CDT)	www.virtualshareholdermeeting.com/MIDD2024

Meeting Agenda

The matters we will act upon at the Annual Meeting are:

Proposal	Board voting recommendation	Where to find more information
Elect nine directors for a one-year term	FOR each nominee	Page 13
Approve, on an advisory basis, the compensation of Middleby’s named executive officers	FOR	Page 27
Ratify the selection of Ernst & Young LLP as Middleby’s independent registered public accounting firm for fiscal year 2024	FOR	Page 51

What’s New?

We published our 2023 Sustainability Report Update highlighting our recent innovations in commercial foodservice equipment, industrial food processing equipment and residential appliances achieved through internal innovation and by acquisition.

We expanded the breadth and depth of our Board of Directors by adding two new directors with experience in technology innovation, acquisition, and cybersecurity.

We continue to expand our robust information security training and compliance program for all new and existing employees. Our Audit Committee oversees the Company’s cybersecurity and information security program and receives periodic updates from senior management on cybersecurity and information security matters.

We continue to evolve our discussion of environmental, social and governance initiatives in this document.

We hope our proxy statement continues to demonstrate our commitment to transparency and responsiveness to the expectations and needs of all of our stakeholders.

2024 PROXY STATEMENT	5

Back to Contents

Director Nominees

Name	Occupation	Age	Director since	Independent	Committees
Sarah Palisi Chapin	Principal of Chapin Creative, LLC	62	2013		• Nominating and Corporate Governance (chair) • Compensation
Timothy J. FitzGerald	Chief Executive Officer of The Middleby Corporation	54	2019
Cathy L. McCarthy	President and Chief Executive Officer of Cross Tack Consulting, Inc.	76	2015		• Audit (chair)* • Nominating and Corporate Governance
John R. Miller III	Chairman and Chief Executive Officer of EOP, Inc.	83	1978		• Compensation (chair) • Nominating and Corporate Governance
Robert A. Nerbonne	Former CEO and President of multiple commercial foodservice equipment companies; Retired Executive Vice President of Cooper-Atkins Corporation	66	2019		• Nominating and Corporate Governance
Gordon J. O’Brien Chairman of the Board	Managing Partner at Cannon Capital	58	2005		• Compensation
Stephen R. Scherger	Executive Vice President and Chief Financial Officer of Graphic Packaging Holding Company.	59	2024		• Audit* • Compensation
Tejas P. Shah	Chief Information Officer of Fluence Energy Inc.	44	2024		• Audit
Nassem A. Ziyad	Executive Chairman of Ziyad Brothers Importing	58	2017		• Audit
*	Audit Committee Financial Expert

*	One male Board member self-identifies as Asian and Latinx and a second male Board member self-identifies as Asian and White.

2024 PROXY STATEMENT	6

Back to Contents

2023 Performance

Middleby Segments

The following graphics show how our business revenue is distributed in terms of segments and geography.

Segment Revenues

17.8% Food Processing
19.7% Residential
62.5% Commercial

Sales by Geographic Region

7.1% Asia
19.1% Europe and Middle East
3.9% Latin America
69.9% United States and Canada

Net Revenue

(in millions)

2023 $4,037
2022 $4,033
2021 $3,251
2020 $2,513
2019 $2,959

Free Cash Flow

(in millions)

2023 $544
2022 $265
2021 $383
2020 $504
2019 $331

Adjusted EPS

(in dollars per share)

2023 $9.70
2022 $9.10
2021 $7.94
2020 $4.96
2019 $7.02

Adjusted EBITDA

(in millions)

2023 $900
2022 $853
2021 $713
2020 $484
2019 $638

Adjusted EPS, Adjusted EBITDA, and Free Cash Flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.

Proforma Free Cash Flow for 2021 is $315 million, excluding the termination fee received, net of taxes and deal costs of approximately $68 million.

References throughout this document to EBITDA are references to Adjusted EBITDA, as such term is further described in Annex A.

2024 PROXY STATEMENT	7

Back to Contents

Strategic Developments

2024 PROXY STATEMENT	8

Back to Contents

Strategic Growth Initiatives

Strategic M&A

Middleby has completed 28 transactions since the beginning of 2020, many of which have targeted key technologies and long-term growth trends across all three business segments.

Strategic Investment Themes

Automation, IoT and Digital Controls / Beverage Platform Expansion / Ventless and Electrified Cooking
Food Processing Full-Line Solutions / Residential Brand and Product Portfolio / International Expansion

We completed seven acquisitions in 2023. Marco Beverage Systems designs and manufactures innovative and energy-efficient beverage dispense solutions. Terry provides a proprietary, environmentally friendly solution to eliminate and prevent scale build up associated with water usage in commercial foodservice equipment. Flavor Burst offers a proven technology used in a variety of flavored beverage and soft serve products. Blue Sparq provides custom electronics design, firmware development, GUI design and development, and server side programming on cloud computing platforms. Blue Sparq enhances our capabilities and speed to market in a wide range of our products and solutions. Filtration Automation brings high capacity oil management technology used for poultry, fish and snacks applications in the food processing space. Escher is a leading provider of innovative dough handling and mixing equipment, including automated and robotic solutions, that expands our industrial baking platform. Trade-Wind is a premier manufacturer of ventilation innovation for indoor and outdoor residential use. Trade-Wind provides an opportunity for greater synergies and a deeper integration with all Middleby Residential brands, accelerating our growth opportunities. The enhanced capabilities and synergies attained through these additions have strengthened all three business segments.

Customer Solutions & Innovations

We continued to focus on longer-term initiatives and technology tied to emerging and accelerating trends.

•	Automation, digital and labor reduction solutions for the commercial kitchen while increasing operational efficiency and sustainability
•	Broadening offerings across our beverage platform
•	Introduction of new electric, induction and ventless products to the market
•	Open Kitchen IoT for energy and labor savings and data management
•	Advancements in processing technology resulting in labor savings
•	The MIK and Dallas Residential Showroom successfully hosting thousands of guests and MIK Madrid opened in early 2023

2024 PROXY STATEMENT	9

Back to Contents

Transformational Go-To-Market Initiatives

We prioritize continuing to engage and educate current and new end users of our products.

•	Offered customers and partners active training and demonstrations on live equipment with culinary professionals
•	Constructed a new state-of-the-art residential showroom in the Chicago Merchandise Mart to educate residential dealers and serve customers
•	Built momentum through structured programs for hundreds of consultants and designers at the MIK in both the residential and commercial platforms
•	Formed a deeply experienced internal team and program to serve our commercial foodservice dealer community
•	Introduced enhanced sales tools for our rep partners
•	Updated middleby.com website for easier navigation and added chat feature to all Middleby brand websites
•	Ongoing investments in digital sales tools and data to reach key customers
•	Hosted online webinars to engage and educate customers
•	Continued alignment with strategic channel partners

The Middleby Innovation Kitchens (“MIK”), based in the Dallas area, has hosted over 26,000 visitors to date and has a significant backlog of future appointments. The MIK is a 40,000-square foot facility with 15 live cooking vignettes and more than 150 pieces of Middleby foodservice and beverage technology. The Middleby Innovation Kitchens Madrid opened in early 2023 to serve the European market. Middleby Innovation Kitchens Middle East (Dubai) and Germany (Munich) are opening soon.

2024 PROXY STATEMENT	10

Back to Contents

Compensation Highlights

Our executive compensation program strikes a balance of fixed and variable elements with short- and long-term elements. As shown below, in fiscal year 2023, 63% of target compensation for our Chief Executive Officer and 61% of target compensation (on average) for our other Named Executive Officers (the “NEOs”) was performance-based and at risk.

As discussed in the Compensation Discussion and Analysis, our executive compensation is a combination of base salary, an annual performance-based cash bonus incentive plan, and long-term equity incentive awards. The short- and long-term incentive programs have distinct performance metrics.

2024 PROXY STATEMENT	11

Back to Contents

Corporate Governance Highlights

We believe that robust corporate governance is critical for making prudent decisions in the long-term interests of stockholders. Below are key elements of our corporate governance practices.

What We Do	What We Don’t Do
Majority vote standard for uncontested director elections	No golden parachute tax gross-ups for executive officers
Eight out of nine directors are independent	No poison pill in place
Completely independent Board committees	No stock option repricing without stockholder approval
Separate Chairman and CEO roles	No excessive perquisites for executive officers
Independent Chairman	No dividends paid or accumulated on unvested RSUs or PSUs
Annual stockholder engagement program
Independent reviews by the Board and Audit Committee of the Company’s strategy, business, and the related key risks and mitigation activities
Executive sessions at every in-person or virtual Board and committee meeting without management present
Clawback Policy applicable to all executive officers and other covered officers
Confidential, multilingual Anonymous Ethics and Compliance Hotline
The Compensation Committee is advised by an independent compensation consultant
Our Insider Trading Compliance Program expressly prohibits hedging, pledging and short selling Company stock
Comprehensive Sustainability Report refreshed on periodic basis
Annual Board skillset evaluation
Corporate Governance Guidelines
Annual Board and committee self-evaluations
Stock ownership guidelines for executive officers
Refreshed Middleby Code of Conduct and related training and compliance programs
EHS Policy, Equal Employment Opportunity Policy and Human Rights Policy made publicly available on Company website
Supplier Code of Conduct applicable to all suppliers to the Company
Refreshed Annual Code of Conduct training for all employees
Stock ownership guidelines for non-employee directors
Enhanced disclosure of robust cybersecurity training programs
Refreshed Anti-Bribery Policy made publicly available on Company’s website

2024 PROXY STATEMENT	12

Back to Contents

Proposal No. 1

Election of Directors

The Board has nominated the nine current directors to serve as directors until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any nominee would be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for any substitute nominees the Board recommends.

How We Select Directors

The Nominating and Corporate Governance Committee (“NCGC”) periodically reviews the overall composition of the Board and recommends, if necessary, measures to ensure the Board reflects an appropriate balance of knowledge, experience, skills, expertise, and diversity. This process unfolds in two phases:

2024 PROXY STATEMENT	13

Back to Contents

The following matrix shows the diversity of relevant skills and experience among our nominees.

	Chapin	FitzGerald	McCarthy	Miller	Nerbonne	O’Brien	Scherger	Shah	Ziyad
Finance and Accounting Experience with financial reporting, capital structure, and complex financial transactions
Environmental, Social and Governance Governance experience gained through board service or senior executive professional experience
Human Capital Management Experience directly managing a large number of employees, oversight of social issues, including diversity and inclusion, and expertise in compensation
Mergers, Acquisitions & Divestitures Experience with significant corporate transactions
Risk Management Experience identifying, managing and mitigating corporate risks, including cybersecurity risks
Leadership Experience Senior executive experience exhibiting strong critical thinking, verbal communication skills, and contributing to a diverse set of views and thought processes
Global/Multi-Divisional Experience Experience managing a diverse set of operating domestic and international divisions owned by a common parent
Industry Experience Senior management experience in manufacturing, distribution, sales, marketing or other operational roles in the industries in which we compete

The NCGC’s policy is to consider any candidate recommended by stockholders by evaluating the needs of the Board and the qualifications of the candidate. The NCGC may establish formal procedures regarding stockholder submission of candidates in the future.

2024 PROXY STATEMENT	14

Back to Contents

Director Nominees

Sarah Palisi Chapin
Age: 62 Director since: 2013 INDEPENDENT Committees: • Nominating and Corporate Governance (chair) • Compensation

Professional background

Ms. Chapin has been Principal of Chapin Creative, LLC, a business incubation, strategy, and marketing advisory firm, since 2016. For seven years before founding Chapin Creative, she was Chief Executive Officer and a board member of Hail Merry, a marketer and manufacturer of gluten-free, vegan, refrigerated plant ingredient snacks. Earlier in her career, she was Chief Executive Officer, then Chairman, of Enersyst Development Center, an intellectual property development and licensing firm in food processing, vending, and foodservice, from 1995 to 2003. She served as Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995, including as co-leader for development of Restaurant Services, Inc., Burger King’s purchasing coop. She began her career in food service as Director of New Concepts and Engineering for Pizza Hut from 1985 to 1990.

Service on other public boards • Caribou Coffee Company (2007-2013) (compensation committee chair and nominating and corporate governance committee member)

Service on private boards

•  FlowTrans LLC, a liquid food grade tanker transportation and logistics business (since 2021)

•  Yummy Spoonfuls, an organic baby and toddler food company (2014-2018)

•  Hail Merry, a plant-based food brand (2009-2016)

•  PrimeSource Foodservice Equipment Distributors (2002-2012)

•  IRM, a data analytics subscription company (1998-2008)

•  Enersyst Development Center (1995-2002)

Relevant skills

Ms. Chapin’s more than three decades of experience in the food service and food processing industries give her a comprehensive understanding of strategy, franchising, commercial kitchen technology, brand management, product development, marketing, operational excellence, market expansion, and acquisition strategy.

Timothy J. FitzGerald
Age: 54 Director since: 2019 Committees: • None

Professional background

Mr. FitzGerald has been Chief Executive Officer of Middleby since February 2019. Before assuming that role, he held many positions with Middleby and its principal subsidiary, Middleby Marshall Inc. (“MM”), including Vice President and Chief Financial Officer of Middleby and MM from 2003 to 2019; Vice President and Corporate Controller of Middleby and MM from 2000 to 2003; and Corporate Controller of Middleby and MM from 1998 to 2003. Before joining Middleby, Mr. FitzGerald was an Audit Manager with Arthur Anderson LLP for seven years.

Service on private boards • Alliance Holdings Inc., a manufacturer of commercial and residential laundry equipment (since 2021) • Hardinge Inc., a metal machining provider (since 2018)

Relevant skills

Mr. FitzGerald’s extensive history at the subsidiary and corporate level of the Company and his day to day leadership as CEO provide the Board with intimate knowledge and an invaluable perspective regarding Middleby’s operations, challenges, and business strategy.

Cathy L. McCarthy
Age: 76 Director since: 2015 INDEPENDENT Committees: • Audit (Chair) • Nominating and Corporate Governance

Professional background

Since 2011, Ms. McCarthy has served as President and Chief Executive Officer of Cross Tack Consulting, Inc., a management consulting firm. From 2007 to 2011, Ms. McCarthy served as President and Chief Executive Officer of SM&A, a public company that provides business strategy, competition management, and project management consulting services. Before becoming President, Ms. McCarthy served in various senior executive positions at SM&A, including Executive Vice President, Chief Financial Officer, and Corporate Secretary from 2005 to mid-2007. Prior to SM&A, Ms. McCarthy was Chief Financial Officer of PIA Merchandising, an in-store merchandising company; Giant Group, Ltd., an investment firm; and Wherehouse Entertainment, a major music and video retailer. Ms. McCarthy began her career at Mellon Bank, N.A., where she was Vice President of several lending departments responsible for oversight of highly leveraged and distressed assets and commercial lending.

Service on other public boards • Rigetti Computing, Inc. (since 2022) (Chairperson of the Audit Committee) • Solta Medical, Inc. (2007-2014) • SM&A (2007-2008)

Relevant skills

Ms. McCarthy’s operating experience as a Chief Executive Officer and a Chief Financial Officer of numerous public and private companies, combined with her extensive background in strategy, mergers and acquisitions, financial reporting, and internal controls, provide the Board with valuable strategy and financial oversight capabilities.

2024 PROXY STATEMENT	15

Back to Contents

John R. Miller III
Age: 83 Director since: 1978 INDEPENDENT Committees: • Compensation (chair) • Nominating and Corporate Governance

Professional background

Mr. Miller has been Chairman and Chief Executive Officer of Equal Opportunity Publications, Inc.—a pioneer in diversity recruitment with a portfolio of seven national career magazines, a diversity website, an online job board, and Career Expos for women, members of minority groups, and people with disabilities—since 1968. He began his career as a Sales Manager at Procter & Gamble in the Packaged Soap Division.

Service on other public boards

•  Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation. Served on the Bank board and its holding company for 23 years.

Relevant skills

Mr. Miller’s marketing background and extensive experience with diversity and inclusion matters is valuable in Board discussions regarding employee recruitment, human resources policy, new product introductions, and overall marketing strategy.

Robert A. Nerbonne
Age: 66 Director since: 2019 INDEPENDENT Committees: • Nominating and Corporate Governance

Professional background

Mr. Nerbonne was formerly the CEO and President of multiple commercial foodservice equipment companies. He was Executive Vice President of Cooper-Atkins Corporation, a company that manufactures thermometers, timers, and wireless monitoring solutions, from 2014 to 2018. He was a consultant for Cooper-Atkins Corporation from 2012 to 2014. Earlier in his career, Mr. Nerbonne was Chief Executive Officer of Ali Group North America, a manufacturer of equipment for the food service industry, from 2009 to 2011. He was Group President, Americas of Enodis (today Welbilt), and held other senior roles at that company, from 2002 to 2009. Prior to 2002, he held various leadership positions in the commercial food service industry, including President of Pitco from 1988 to 1998, before Middleby acquired that company.

Service on private boards • Cooper-Atkins Corporation (2014-2018)

Relevant skills

Mr. Nerbonne’s extensive and varied leadership roles within the commercial food service industry, as well as his mergers and acquisition background, provide the Board with valuable insight on how to proactively address market conditions and develop long-term strategy.

Gordon J. O’Brien
Age: 58 Director since: 2005 Non-Executive Chairman since: 2019 INDEPENDENT Committees: • Compensation

Professional background

Mr. O’Brien has been Managing Partner at Cannon Capital since 2017. In addition, from 2020 until mid-2022, he served as Chief Investment Officer and Chief Financial Officer at Re:Build Manufacturing, LLC. Before that, he was President of Specialty Finance and Operations of American Capital Strategies from 2008 to 2017, and Principal and Managing Director of American Capital Strategies from 1998 to 2008. Earlier in his career, he was Vice President of Pennington Partners/ PENMAN Partners, a private equity firm, from 1995 to 1998.

Relevant skills

Mr. O’Brien’s extensive experience with capital markets and acquisition strategy, as well as his private equity experience as a director on numerous other boards, is valuable in Board discussions regarding Middleby’s capital structure, liquidity needs, and acquisition strategy.

2024 PROXY STATEMENT	16

Back to Contents

Stephen R. Scherger
Age: 59 Director since: 2024 INDEPENDENT Committees: • Audit • Compensation

Professional background

Mr. Scherger serves as the Executive Vice President and Chief Financial Officer at Graphic Packaging Holding Company (GPK), a leading provider of sustainable fiber-based packaging solutions. He has held the role since 2015.

Service on private boards • Junior Achievement of Georgia (since 2016) • Paperboard Packaging Council (since 2022)

Relevant skills

Mr. Scherger is a multi-dimensional executive who brings extensive experience (8 years) as both a public company Chief Financial Officer and a key business segment leader at Graphic Packaging Holding Company. He has been a key member of a C-suite that has delivered growth in revenues driven by higher-than-market organic growth, and 15 acquisitions supported by enhanced margins and improved asset productivity.

Tejas P. Shah
Age: 44 Director since: 2024 INDEPENDENT Committees: • Audit

Professional background

Since 2023, Mr. Shah serves as Chief Information Officer of Fluence Energy Inc., a public company that provides market-leading energy storage products and services and cloud-based software for renewables and storage assets. From 2022–23, Mr. Shah served as Chief Information Officer at Tonal. From 2018-22, Mr. Shah served in various roles at Arlo Technologies Inc., where he was promoted from Chief Information Officer to Senior Vice President, Product and Chief Information Officer, to Senior Vice President, Software, SaaS, and Services and Chief Information Officer.

Service on private boards • Board advisor for Bugcrowd, Inc., crowdsourced cybersecurity platform (since 2019)

Relevant skills

In his role as a senior executive at Fluence Energy, Inc., Mr. Shah uses his extensive global experience to drive innovation in products and technology. In addition to his extensive experience in technology development and the evolving landscape of cybersecurity and information technology, he possesses a deep understanding of financial and operational matters that provides the Board with an invaluable resource to leverage the Company’s intellectual property to drive value creation for the Company.

Nassem A. Ziyad
Age: 58 Director since: 2017 INDEPENDENT Committees: • Audit

Professional background

Mr. Ziyad is Executive Chairman of Ziyad Brothers Importing, a leading distributor and global marketer of a diverse portfolio of ethnic food products, representing multinational customers such as Nestle, Kraft and Bel, founded in 1966. Before assuming that role in 2022, Mr. Ziyad was Chief Executive Officer Chief Operating Officer of Ziyad Brothers Importing since 1983.

Relevant skills

Mr. Ziyad’s extensive experience in marketing, branding, and financial management of food products throughout the world is valuable in Board discussions regarding ethnic food distribution, cross-border trade, global ethnic food trends, brand management, and marketing.

The Board has a policy that requires any director who does not receive a majority of votes cast in an uncontested election to promptly tender a resignation. The NCGC will consider any such resignation and recommend appropriate action to the Board. The Board is required to take formal action on the NCGC’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. The Board will consider the information, factors, and alternatives reviewed by the NCGC and such additional information, factors, and alternatives as the Board deems relevant. Within four business days after the Board decides whether to accept or reject a director resignation, the Company will publicly disclose that decision in a Form 8-K filed with the Securities and Exchange Commission (“SEC”), including an explanation of the process by which the decision was made and, if applicable, the Board’s reason(s) for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY

2024 PROXY STATEMENT	17

Back to Contents

Governance

This section summarizes the Board’s responsibilities and significant policies. For more complete information, see Middleby’s Corporate Governance Guidelines, which are available on our website, www.middleby.com, under “Investors—Corporate Governance.”

Board Leadership Structure

The Board oversees management’s performance to ensure that Middleby operates in an effective, efficient, and ethical manner in order to produce value for our stockholders. To achieve this goal, the Board monitors both the performance of the Company (in relation to goals, strategy, and competitors) and the performance of the Chief Executive Officer, and offers constructive advice and feedback.

Our Corporate Governance Guidelines require the offices of the Chairman of the Board and the Chief Executive Officer to be separate. We believe having an independent director serve as Chairman of the Board best serves the Company and our stockholders, as this leadership structure provides a broader depth of experience that informs strategy, strengthens the Board’s integrity and independence, and reduces potential conflicts in the areas of performance evaluation, executive compensation, succession planning, and the recruitment of new directors.

Currently the Board is led by Gordon J. O’Brien, who has been Middleby’s independent Chairman since February 2019. Mr. O’Brien previously served as Lead Independent Director of the Board for nine years. In his capacity as independent Chairman of the Board, Mr. O’Brien is able to focus on and tangibly oversee Middleby’s senior management (including the CEO), Board leadership, and governance-related matters, while Mr. FitzGerald, our CEO, is able to exclusively focus on the Company’s strategy, day-to-day operations, and financial organizational health. Mr. O’Brien’s long-term relationship with Middleby and extensive knowledge of the Company’s operating structure and culture provides him with a broad and deep perspective that informs his judgment.

Independence

A majority of Middleby’s directors must be “independent” as such term is defined under NASDAQ listing standards. The Board reviews annually the relationships that each director has with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has determined that every director except Mr. FitzGerald, our CEO, is independent.

Risk Oversight

The Board has responsibility for oversight of risk management. The Board and its committees regularly review information regarding Middleby’s credit, liquidity, and operations and other reports that are designed to inform the Board and its committees about how we identify, assess, and manage critical risks and our risk mitigation strategies.

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans, Board of Directors compensation, and executive incentive plan design.

The Audit Committee oversees management of financial risks, financial reporting, disclosure requirements, internal controls over financial reporting, credit and liquidity matters, and our operational infrastructure. In addition, the Audit Committee is responsible for cyber risk management, regulatory matters, and compliance programs. It oversees the company’s cybersecurity and information security program and receives periodic updates from senior management on cybersecurity and information security matters.

The Nominating and Corporate Governance Committee is responsible for evaluating risk associated with director and management succession planning, overseeing our ESG reporting, maintaining director training programs, and evaluating the Company’s environmental, social and governance policies and initiatives.

Management advises the Board about material risks as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Board believes its current leadership structure facilitates this clear delineation of responsibility with respect to risk management. Additionally, maintaining an independent Board with an independent Chairman promotes open discussion and assessment of the Company’s ability to manage risk.

2024 PROXY STATEMENT	18

Back to Contents

Annual Board Evaluation and Skillset Assessment

The NCGC coordinates an annual evaluation and skillset assessment of the Board as a whole and of each Board committee. The assessment includes a review of any areas in which the Board or management believe the Board can make a better contribution to the Company. The NCGC utilizes third party experts to conduct skillset assessments in the context of the Company’s overall corporate strategy. The NCGC discusses the results of the evaluation and skillset assessment with the full Board and each individual committee. In addition, the results are used to evaluate and determine the characteristics and critical skills required of prospective candidates for election to the Board and to make recommendations with respect to assignments of directors to various committees and leadership positions.

Stockholder Engagement

We believe it is important for our governance process to have meaningful engagement with our stockholders and to understand their perspectives on corporate governance, executive compensation, and other issues that are important to them.

We value opportunities to proactively engage directly with our stockholders on topics of concern or interest, and use that feedback directly to inform our business decision-making process. The Company regularly shares information with stockholders via quarterly earnings releases, investor presentations posted on Middleby’s website, and attendance at investor conferences, trade shows, and other industry events.

Beginning in 2019, the Company has annually engaged in an open dialogue with stockholders to ensure leadership was hearing stockholder perspectives regarding our executive compensation practices, ESG practices, and other topics of stockholder interest. We strive to reach out to holders of at least 75% of the Company’s common stock and to have meetings with holders of at least 25% of the Company’s common stock. These meetings are typically scheduled for the fourth quarter of the year or early in the first quarter of the following year to inform decision-making and priorities for the upcoming fiscal year. Meetings are usually attended by the CFO and General Counsel.

In January-March 2024, we engaged with stockholders to discuss the Company’s ESG initiatives and to request feedback generally from our stockholders. For this outreach program, we contacted Middleby’s top 25 stockholders, representing approximately 76% of our total outstanding shares, and conducted meetings or otherwise had correspondence with stockholders representing approximately 61% of our total outstanding shares.

Among other things, we discussed the evolution of our ESG practices consistent with the growth of the Company and the expectations of our stakeholders. Our investors encouraged us to continue to expand the breadth and depth of our ESG initiatives, and build upon year-to-year comparisons. Stakeholders also provided thoughtful and helpful recommendations on reporting frameworks.

Our investors also encouraged us to continue to emphasize how our product innovations drive sustainable solutions for our customers.

Our engagement efforts gave us valuable insight that has helped to inform the pathway of our ESG initiatives, our business practices and strategic decision-making. We will continue our stockholder engagement program annually with the goal of evolving our practices to best meet the needs of the Company and our stakeholders.

Director Onboarding and Continuing Education

The Company provides new directors with an orientation program to familiarize them with our business; strategic plans; significant financial, accounting, and risk-management issues; compliance programs; conflicts policies; Code of Conduct; Corporate Governance Guidelines; principal officers; and internal auditors and independent auditors. Board members who have not been associated with a publicly traded company previously also are required to attend public company director education selected by the NCGC.

Every director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to function as a director. The NCGC requires all standing Board members to maintain membership with the National Association of Corporate Directors (“NACD”) and annually arranges for Board members to attend NACD training programs and other corporate governance training initiatives. The Company pays all reasonable expenses relating to continuing director education.

2024 PROXY STATEMENT	19

Back to Contents

Succession Planning

The Board is responsible for succession planning for the Chief Executive Officer and other executive officers. The Board of Directors and the Chief Executive Officer meet in a private session two times each fiscal year to discuss succession planning, a review of the executive management team, executive development initiatives, and other executive matters. The Chairperson of the NCGC acts as the Chairperson and maintains minutes of these succession planning meetings.

Board Meetings

The Board held four in-person meetings and two virtual meetings during the fiscal year ended December 30, 2023. Directors collectively had 100% attendance at full Board meetings and 100% attendance when including attendance at committee meetings. Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and otherwise as deemed necessary. The independent directors met in executive session six times without the presence of management.

Directors are expected to physically or virtually attend the annual meeting of stockholders. All of the directors virtually attended the 2023 Annual Meeting of Stockholders.

The independent directors are required, unless waived by the Board, to attend an annual strategic review meeting in the third or fourth quarter each year.

Members of senior management who are not directors may be invited to participate in Board meetings or other Board functions when appropriate. The Board encourages the Chief Executive Officer to bring members of management from time to time into Board meetings to provide insight into items being discussed by the Board, to make presentations to the Board on particular matters, and to ensure the Board has an opportunity to interact with managers who have significant potential.

Committees of the Board

Middleby’s Board currently has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for these three committees are available on our website, www.middleby.com, on the “Investors—Corporate Governance” page. All three committees are composed entirely of independent directors. The Board and each committee actively oversees management of risks as discussed further, in “Governance–Risk Oversight”.

Audit Committee

Members: • McCarthy (Chairperson), Scherger, Shah and Ziyad Meetings in fiscal year 2023: • three times virtually, two times in person

The Audit Committee is responsible for:

•  selecting Middleby’s independent auditor;

•  reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services;

•  reviewing the Company’s interim and annual financial statements or other results of the audit;

•  reviewing the Company’s internal accounting procedures and controls and the recommendations of the independent auditor;

•  overseeing cyber risk management, regulatory matters and compliance programs; and

•  reviewing the external audit process.

The Board has determined that Ms. McCarthy and Mr. Scherger are “financially sophisticated,” as required by NASDAQ Rule 5605(c)(2), and qualify as “audit committee financial experts,” as such term is defined in SEC rules. All of the members have been determined by the Board to meet the additional independence criteria for audit committee members set forth in NASDAQ Rule 5605(c)(2).

Compensation Committee

Members: • Miller (Chairperson), O’Brien, Chapin and Scherger Meetings in fiscal year 2023: • two times virtually, three times in person

The Compensation Committee is responsible for:

•  making recommendations concerning the compensation of the non-employee members of the Board and all executive officers;

•  administering the Value Creation Incentive Plan, our annual incentive compensation program, including establishing and certifying performance goals; and

•  administering and making grants to executive officers under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”).

All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. There are no compensation committee interlocks.

2024 PROXY STATEMENT	20

Back to Contents

Nominating and Corporate Governance Committee

Members: • Chapin (Chairperson), McCarthy, Miller, and Nerbonne Meetings in fiscal year 2023: • one time virtually, three times in person

The Nominating and Corporate Governance Committee is responsible for:

•  discussing, reviewing, evaluating, and maintaining a slate of potential director nominees, and recommending potential director nominees to the Board;

•  administering the annual Board evaluation and skillset assessment process;

•  maintaining Middleby’s director training programs;

•  developing and recommending to the Board corporate governance principles applicable to the Company;

•  overseeing succession planning for Board and committee members;

•  overseeing and reviewing ESG policies and procedures; and

•  evaluation of the Board and Middleby’s executive officers, including with respect to the Board’s composition and procedures.

Service on Other Boards

We do not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the NCGC considers the number of other public company boards and comparable governing bodies on which a prospective nominee or a director is a member. In addition, we expect directors to be fully committed to devoting as much time as necessary to fulfilling their Board responsibilities, both in terms of preparation for, and attendance and participation at, meetings.

Directors must provide prior written notice to the Chairperson of the NCGC before accepting a seat on the board of a public or private entity.

In recognition of the enhanced time commitment associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

Age and Term Limits

We believe the Board operates most effectively with a mix of incumbent directors who have a deep understanding of Middleby and new directors who offer fresh perspectives. The Board does not currently have term limits or a mandatory retirement age.

However, the NCGC and Board consistently evaluates the contributions of individual Board members to the Board and the Company. The NCGC reviews all directors annually before deciding on our nominees.

Stockholder Communications With the Board

Stockholders may contact the Board of Directors about bona fide issues or questions concerning the Company by sending an email to legal@middleby.com or by writing to the Corporate Secretary at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin, Illinois, 60120. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the email or physical address noted above, with a request to forward the communication to the intended recipient(s). In general, any stockholder communication about bona fide issues concerning the Company delivered to the Corporate Secretary will be forwarded in accordance with the stockholder’s instructions.

Related Party Transactions

There have been no material reportable related person transactions since the beginning of fiscal year 2023. The Audit Committee is responsible for reviewing, and approving related person transactions. In fulfilling this responsibility, the Audit Committee considers whether the transaction would be on fair and reasonable terms no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party.

2024 PROXY STATEMENT	21

Back to Contents

Governance Documents

In 2022, Middleby adopted refreshed Stock Ownership Guidelines that apply to all directors and executive officers and refreshed and made publicly available its Anti-Bribery Policy. In 2021, Middleby adopted a refreshed Code of Conduct that applies to all directors, officers, and employees. In 2020, we adopted Corporate Governance Guidelines, which, in conjunction with our Restated Certificate of Incorporation, as amended, Fourth Amended and Restated Bylaws and charters of the Board’s committees, constitute the framework of our corporate governance. The Code of Conduct and Corporate Governance Guidelines, as well as the charters for our committees, are available on our website, www. middleby.com, under “Investors—Corporate Governance.” We will post any amendment to, or waiver from, the Code of Conduct, on our website.

The following additional documents are available on our website, www.middleby.com, under “Investors—Corporate Governance”:

•	Conflict Minerals Policy
•	Insider Trading Compliance Program
•	2023 Sustainability Report Update
•	2021 Sustainability Report
•	Accounting Complaint Procedures
•	Clawback Policy
•	EHS Policy
•	Equal Employment Opportunity Policy
•	Human Rights Policy
•	Supplier Code of Conduct

Director Stock Ownership Guidelines

Company guidelines require our non-employee directors to own a prescribed amount of Middleby common stock, expressed as five times their annual cash compensation. Unvested time-based restricted stock units (“RSUs”) count toward a non-employee director’s required holdings. New non-employee directors who have not yet met their stock ownership requirements are required to meet their stock ownership requirements within five years after becoming a non-employee director. Stock options are not counted in the ownership calculation.

As of December 30, 2023, all of our non-employee directors exceeded the minimum stock ownership requirements.

Director Compensation

The Company believes that having highly qualified non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy, and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee, consisting solely of independent directors, is responsible for reviewing director compensation and considering any changes to how directors are compensated. The full Board reviews the Compensation Committee’s recommendations and approves director compensation arrangements.

As described in our proxy statement filed in 2023, in September 2021, the Compensation Committee engaged Aon plc (“Aon”), an independent compensation consultant, to conduct a director compensation assessment using the same peer group that was used to assess executive compensation. The Board compensation assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Based on Aon’s analysis and the Company’s long-term performance, the Compensation Committee increased the aggregate value of the annual grant of restricted stock units effective for service in 2023 from $150,000 to $163,000 in grant date value.

In December 2023, the Compensation Committee again engaged Aon to conduct a director compensation assessment using the same peer group that was used to assess executive compensation. The Board compensation assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Based on Aon’s analysis and the Company’s long-term performance, the Compensation Committee implemented additional annual cash compensation for non-Chair committee members of $12,500 for Audit Committee members and $7,500 for Compensation Committee and Nominating and Corporate Governance Committee members, and increased the aggregate value of the annual grant of restricted stock units effective for service in 2024 from $163,000 to $175,000 in grant date value.

2024 PROXY STATEMENT	22

Back to Contents

Non-employee director compensation for fiscal year 2023 consisted of cash and equity components. The following table shows the compensation structure. Directors do not receive meeting fees.

Type of compensation	How paid	Amount*
Annual cash compensation for every non-employee director	Cash, paid in quarterly installments	$100,000
Additional cash compensation for Chairman of the Board	Cash, paid in quarterly installments	$25,000
Additional cash compensation for chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee	Cash, paid in quarterly installments	$25,000
Equity for every non-employee director	RSUs awarded in March of each year with a one-year vesting period	Aggregate value of $163,000 based on the price of Middleby’s common stock at the close of business on the grant date
*	Beginning in fiscal year 2024, equity compensation will be awarded with an aggregate value of $175,000 based on the price of Middleby’s common stock at the close of business on the grant date. Also beginning in fiscal year 2024, committee members other than the Chairperson of such committee shall receive annual cash compensation of $7,500 for the Compensation Committee, $7,500 for the Nominating and Corporate Governance Committee, and $12,500 for the Audit Committee.

Director Compensation for Fiscal Year 2023

The following table shows the annual and long-term compensation for services to the Company performed by the non-employee directors during fiscal year 2023. Mr. FitzGerald’s compensation is discussed in the Compensation Discussion and Analysis section of this Proxy Statement and presented in “Summary Compensation Table for Fiscal Year 2023”. He did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sarah Palisi Chapin Nominating and Corporate Governance Committee Chairperson	125,000	163,092	288,092
Cathy McCarthy Audit Committee Chairperson	125,000	163,092	288,092
John R. Miller III Compensation Committee Chairperson	125,000	163,092	288,092
Robert E. Nerbonne	100,000	163,092	263,092
Gordon O’Brien Chairman of the Board	125,000	163,092	288,092
Nassem Ziyad	100,000	163,092	263,092
(1)	On March 2, 2023, each non-employee member of the Board was awarded RSUs having a grant date fair value equal to $163,092 on such date pursuant to the LTIP. These RSUs vested on March 6, 2024. The amounts reported in this column reflect the aggregate grant date fair value of the RSUs granted in 2023 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining these amounts are described in Note 3(o) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. As of December 30, 2023, each non-employee director held 1,046 outstanding RSUs.

2024 PROXY STATEMENT	23

Back to Contents

Sustainability

In December 2023, we released Middleby’s 2023 Sustainability Report Update, featuring alignment of our data collection and reporting with the direction of how we want to report this information to our customers, investors and other stakeholders. Middleby is uniquely positioned to have a broader impact by developing sustainable equipment solutions for the many customers we touch around the world involved in restaurants and food manufacturing operations and cooking at home. Our financial investments and product innovation efforts are focused on solutions that reduce energy consumption, lessen water usage and food waste, minimize emissions and carbon footprint, and enhance safety. We have built these sustainability objectives into our development and innovation processes, so they are core to our culture. In our 2023 Sustainability Report Update, we highlight a few of our most recent product innovations and solutions recently added to our portfolio. We also include enhanced data with respect to energy, greenhouse gas (GHG) emissions, water usage and waste metrics. We look forward to expanding further the metrics we disclose in our next sustainability report as we pivot from enhanced data collection to using that data and its insights to inform business decisions. We intend to publish an updated Sustainability Report in 2024 to demonstrate our commitment to continued environmental, social, and governance initiatives.

For complete information, please see our most recent Sustainability Report, which is available on our website, www.middleby.com, under “About—Sustainability.”

Environmental Priorities and Management Process

Middleby’s environmental priorities are focused on reducing environmental impact to air, water, and land across our footprint and specifically with respect to our customers; improving data analysis and benchmarking to identify opportunities for improvement; identifying and implementing cost-effective and innovative solutions to reduce energy usage; and encouraging more environmentally friendly business practices within our business units. Our management process uses consistent data collection and benchmarking to identify risks, plan management strategies, implement solutions, measure success rates, and adjust systems for continuous improvement across our environmental management activities.

Data collection and reporting were conducted in alignment with the framework used by the Sustainability Accounting Standards Board (SASB) in developing their standards. For purposes of reporting, we selected aspects of the environment that we have control of and can make a meaningful impact on. The three key aspects measured at our operations are Energy Consumption, Greenhouse Gas (GHG) Emissions, Water Usage and Waste Management. These aspects are considered to meet the SASB requirements: they are of interest to investors, are relevant across the industry, have a potential to affect corporate value, reflect stakeholder consensus, and are actionable by Middleby.

Human Capital

We believe Middleby’s success is a direct result of the people we employ around the world. When our employees have the best environment, they can be their best. We strive to create a culture that encourages and celebrates collaboration, creativity, and confidence. Ultimately, we want a workplace that enables employees to develop their individual paths toward their career goals and encourages a long-term working relationship with us.

Middleby leadership encourages internal promotion to fill all job openings by supporting organized succession planning and employee development initiatives across all of its divisions.

We encourage our employees to present new ideas and empower them to move their ideas forward. We believe that giving our employees autonomy fosters an environment of inclusion and empowerment, and encourages them to recognize that they play a part in Middleby’s success.

Employee Safety

Middleby actively promotes a safe workplace for all of our employees around the world because a culture of safety reduces the risk of injury to employees, decreases expenses, and increases production. Each of our manufacturing locations maintains an active safety committee that frequently reviews and assesses the conditions of the local work environment. We invest in safety training, share best practices, and review claim activity to continually minimize employee workplace injuries. We understand that our ongoing efforts to promote a safe environment today will drive long-term sustained improvement to workplace safety across the Company in the future.

Our Recordable Case Rate (work-related injuries per 100 full-time employees) declined from 6.30 in 2017 to 4.58 in 2022. Our Lost Time Incident Rate declined from 1.37 in 2017 to 0.70 in 2019, but increased to 0.79 in 2022. A number of factors contribute to these metrics and trends. Each year, the data collected includes more locations than the prior year due to acquisition activity and expansion of locations for existing Middleby divisions. These metrics were also affected by the impact of COVID and other socioeconomic factors. Middleby uses these metrics to inform decision-making and contribute to the culture of safety companywide.

2024 PROXY STATEMENT	24

Back to Contents

Diversity

Middleby embraces the diversity of our team members and is committed to providing a safe and productive work environment and multiple, ongoing opportunities for career advancement. In support of this, Middleby encourages diverse slates of candidates for all professional and management level positions where external applicants are being considered. We recognize that our diverse workforce enables Middleby to attract the best talent, which makes us better aligned with our customers and able to more creatively and efficiently develop new products. As a global corporation, we embrace and celebrate our differences and endeavor to cultivate an environment where diversity and inclusion are a core value. With this principle firmly in place, Middleby encourages employees to bring their best to work every day.

40%	56%	62	30%
of the Middleby Corporate Team (accounting, tax, finance, internal audit, human resources, and senior administrative professionals) are women	of our Board are women or self-identify as an underrepresented person of color	Number of women who hold the title of Director, Vice President, or President at our US divisions, 10 of whom hold the title of Division President.	Percentage of women in the salaried workforce at US divisions.

Middleby is a corporate partner of the Women’s Foodservice Forum (the “WFF”) and encourages employees to engage in this organization. The mission of WFF is to increase opportunities for women and cultivate gender-diverse leadership throughout the foodservice industry. Middleby has more than 50 employees across the U.S. who are registered members of WFF, with more than half being director level or above. Membership benefits WFF participants by giving them access to an expert content library, live webinars on timely topics and in-person conferences to educate women and men who support gender diversity in leadership within the foodservice industry. Our employees learn from highly respected and well-known speakers, and at the annual Leadership Conference our team meets and creates a bond through sharing their Middleby experiences. Our goal is to increase membership every year and ensure the program is available to all who have interest in participating.

At the Board level, our Corporate Governance Guidelines provide that when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider (and will ask any search firm that it engages to provide) a set of candidates that includes both underrepresented people of color and different genders. We are committed to continuing to advance upon our diversity and inclusion initiatives.

Community

Middleby recognizes the importance of supporting the communities in which we live and work. The Middleby Cares corporate giving program supports the following initiatives:

•	Food Insecurity
•	Education Initiatives
•	Youth Programs
•	Needs for Shelter
•	Basic Living Necessities

In 2023, some of the recipients of our cash and in-kind donations included Feeding America, The Red Cross, World Central Kitchen, Habitat for Humanity, The Boys and Girls Clubs of America Cafe Momentum, Greater Chicago Food Depository, Nourish Project, and the Northern Illinois Food Bank.

We encourage each of our locations to participate and volunteer to support local efforts, and impact their communities in a meaningful way. Our operating locations direct their own local philanthropic activities, reflective of their communities.

2024 PROXY STATEMENT	25

Back to Contents

Executive Officers

The following is a summary of the professional experience of the Company’s named executive officers. The ages set forth below are as of March 29, 2024.

Name	Age	Professional Background
Timothy J. FitzGerald	54	Mr. FitzGerald’s professional biography appears above under Election of Directors.
Bryan E. Mittelman	53	Chief Financial Officer of the Company since February 2019, and Chief Accounting Officer from July 2018 to February 2019. Vice President, Controller at Knowles Corporation from December 2013 to July 2018. Corporate Controller at Morningstar, Inc. from December 2011 to September 2013.
James K. Pool III	52	Chief Technology and Operations Officer of the Company since February 2021. Company Group President and President of TurboChef Technologies, LLC from 2011 to February 2021.
Steven P. Spittle	43	Chief Commercial Officer of the Company since February 2021. Group President of Pitco Frialator and G.S. Blodgett from March 2017 to February 2021. President of Pitco Frialator from April 2015 to May 2017.
Matthew R. Fuchsen	53	Chief Development Officer of the Company since May 2023. Vice President, Mergers, Acquisitions and Tax from February 2018 to May 2023. Vice President of Tax from March 2014 to February 2018. Senior Tax Manager from November 2011 to March 2014.

2024 PROXY STATEMENT	26

Back to Contents

Proposal No. 2

Advisory Vote on Executive Compensation

Every year we give our stockholders the opportunity to vote on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers. This proposal is commonly referred to as “Say on Pay.” We are asking stockholders to vote FOR the adoption of the following resolution:

“Resolved, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinion of Middleby stockholders. The Board and the Compensation Committee will consider the views of our stockholders expressed through the advisory vote and, based on the results of the vote, the Compensation Committee will evaluate whether any actions are necessary to address stockholder concerns.

As outlined in the Compensation Discussion and Analysis (“CD&A”) section that follows, our compensation program is designed to maximize achievement of strategic Company goals based on the following objectives:

•	attract and retain executive talent;
•	link executive compensation with operating performance;
•	align executive long-term compensation with stockholder interests; and
•	facilitate a high-growth company strategy.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving these goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has contributed to the Company’s long-term success. The Company encourages stockholders to review the executive compensation section, executive compensation tables and pay versus performance section for details of how our executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not require any action by the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

2024 PROXY STATEMENT	27

Back to Contents

Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the Company’s fiscal year 2023 “Named Executive Officers,” or NEOs, identified below.

Timothy J. FitzGerald	Chief Executive Officer
Bryan E. Mittelman	Chief Financial Officer
James K. Pool III	Chief Technology and Operations Officer
Steven P. Spittle	Chief Commercial Officer
Matthew R. Fuchsen	Chief Development Officer

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program features a pay for performance design that rewards our Named Executive Officers for achieving short-term and long-term financial goals.

2023 Highlights and Performance

In 2023, Middleby and its management team delivered record earnings and operating cash flows, and increased profitability. In order to achieve these strong financial results, Middleby’s management continued to apply the same management philosophy that has proven effective during the challenging macroeconomic environment of the past several years.

LONG TERM HISTORY OF CREATING STOCKHOLDER VALUE

2024 PROXY STATEMENT	28

Back to Contents

Highlights of 2023 Compensation Program

The following chart summarizes the elements of direct compensation paid to our Named Executive Officers in fiscal year 2023.

Compensation element	How paid	Metrics and vesting
Base salary	Cash	Typically based on the Company’s current business environment, the individual’s level of responsibility and merit within the Company, and peer reference data.
Annual incentive compensation	Cash	The annual incentive compensation program is a performance-based plan that rewards performance against goals for earnings before interest, taxes, depreciation, and amortization (“EBITDA”) in dollars (“EBITDA$”), and EBITDA as a percentage of total revenue (“EBITDA%”).
Long-term equity incentives	2/3 performance-based performance stock units (PSUs)	The 2023 awards of PSUs will cliff vest, to the extent earned, at the end of a three-year performance period based on continued employment and performance against goals for Enterprise Value Growth (Less Net Debt) per share (50%) and Adjusted EPS Growth (50%). Final awards may be modified (+/- 30%) based on Middleby’s TSR compared to TSR for our peer group.
	1/3 time-based restricted stock units (RSUs)	The RSUs will vest in three equal tranches in the following March following each of the three fiscal years of the performance period for the PSUs awarded on the same date, subject to continued employment. Shares underlying the vested RSUs must be held until the end of the three fiscal year period to which they relate.

Stockholder Engagement Following the 2023 Annual Meeting

We actively seek and consider stockholder feedback in designing and managing our executive compensation program, our corporate governance practices, and all other matters of interest to our stockholders. At the 2023 Annual Meeting, support for the Say on Pay proposal was approximately 90%. This level of support affirms our stockholders’ support for our compensation practices. After considering the outcome of the advisory vote, the Compensation Committee made no significant changes to the executive compensation program.

In 2023, stockholder feedback continued to be valuable to the Company. This year, we proactively engaged with our stockholders regarding executive compensation and other corporate governance matters throughout the year, as discussed further in “Governance—Stockholder Engagement.”

Compensation Objectives and Philosophy

The Company’s compensation and benefits programs are influenced by our business culture and are designed to maximize strategic Company goals. The objectives of our compensation program are described below.

Attract and Retain Executive Talent — The Company offers compensation packages that aim to attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

Link Executive Compensation with Financial and Operating Performance — The Compensation Committee structures a portion of the compensation for our Named Executive Officers and senior management to vary based on the Company’s financial and operating performance in order to drive a sustained increase in stockholder value. In a typical year, a significant portion of an executive’s annual compensation is at risk and linked to the achievement of corporate goals that are tailored to the Company’s strategic plan.

Link Executive Equity Incentive Compensation with Stockholder Interests — Long-term equity incentive compensation granted to our Named Executive Officers in fiscal year 2023 was divided between performance-based (67%) and time-based restricted stock units (33%) (assuming target performance levels for the PSUs) to (i) align our Named Executive Officers’ interests with stockholder interests through the shared experience of stock ownership; (ii) tie performance goals and payouts directly to metrics that are critical drivers of financial and operational success, stockholder value creation, and strategic objectives; (iii) enhance the alignment between Company performance and executive pay by weighing the performance-based portion of LTI more heavily than time-based vesting, and (iv) include a time-based component that encourages executive retention and discourages excess risk-taking by executives.

Facilitate a High-Growth Company Strategy — The Company provides incentive compensation that rewards executives for strong growth in earnings, which is expected to generate strong stockholder return. Performance goals are generally consistent with the Company’s performance expectations, but are tiered to ensure that awards will increase when Middleby out-performs its performance targets. Likewise, our incentive compensation programs are designed to result in no payouts when Middleby underperforms threshold goals.

2024 PROXY STATEMENT	29

Back to Contents

Parties Involved in Compensation Decisions

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, is responsible for establishing, implementing, and monitoring the Company’s compensation program and providing input to the Board with respect to management development and succession planning.

The Compensation Committee evaluates the CEO’s performance and makes recommendations to the Board with respect to the CEO’s compensation based on this evaluation. The Compensation Committee also evaluates the other Named Executive Officers’ performance and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves their compensation.

Role of the Compensation Committee’s Independent Compensation Consultant

The Compensation Committee has the power to retain independent compensation consultants, legal counsel, or other advisors as it may deem appropriate to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management. The Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities.

Since November 2017, the Compensation Committee has retained Aon’s Human Capital Solutions practice, a part of Aon, as its independent consultant. Aon reports directly to, and is directly accountable to, the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain Aon’s advice at the Company’s expense. The Compensation Committee selected Aon as consultants because of Aon’s public company compensation experience, understanding of compensation governance and access to market competitive data.

With Aon’s assistance, the Compensation Committee monitors market compensation practices and developments, as well as the appropriateness of the various components of Middleby’s executive pay program. The Compensation Committee believes that obtaining relevant market and benchmark data is very important because it provides helpful context and a solid reference point for making decisions. When making determinations about compensation for our executives, the Compensation Committee also considers corporate and individual performance, any shifts in the current or anticipated future duties and function of the executive officers, the competitive market for executive talent and the overall labor market, and the input of other directors who are not members of the Compensation Committee.

In the past, the Compensation Committee has worked with Aon to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to the design of cash and equity incentive plans and trends in the capital goods industry; review our equity compensation strategy; and review director compensation market practices. For fiscal year 2023 specifically, Aon assisted the Compensation Committee with evaluating the appropriateness of the peer group for alignment with the Company’s strategy and business mix, providing CEO and NEO benchmark compensation data, designing our incentive plans, assessing the competitiveness of Board of Director compensation, and understanding developing compensation and governance trends. While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about the Company’s executive compensation program, ultimately the Compensation Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NASDAQ rules, considering each of the relevant factors with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to Aon’s total revenues. Aon provides no services to the Company other than its services to the Compensation Committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure it maintains its independence. Aon has conducted a review of its performance, and has prepared an independence letter for the Compensation Committee that provides assurances and confirmation of the consultant’s independent status under the standards. None of the Compensation Committee members and none of our executive officers or directors have any personal relationship or other conflicts of interest with Aon.

Role of the CEO

The CEO annually reviews the performance of each executive officer other than himself. For each such executive, this review includes an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive’s area of responsibility, completion of special projects, and an assessment of the executive’s commitment to the Company’s core operating principles. Based on his review, the CEO develops a recommendation to the Compensation Committee for each executive’s annual base salary, annual incentive plan opportunity and the basis for long-term equity-based grants.

The Compensation Committee uses the same methodology to establish the compensation package for the CEO.

Market Factors in Setting Compensation

The Compensation Committee uses comparative compensation information from a relevant group of peer companies as one of several points of reference when setting the compensation of our CEO and other NEOs. The Compensation Committee considers data from the companies in the peer group to compare total compensation and individual compensation elements for our CEO and other NEOs with compensation for officers in comparable positions. The Compensation Committee retains discretion in determining how it will use peer group data. The Committee typically reviews peer company compensation data on an annual basis.

2024 PROXY STATEMENT	30

Back to Contents

In the fourth quarter of 2022, with Aon’s assistance, the Compensation Committee updated the peer group used to benchmark compensation levels and practices to more closely align with the Company’s profile and growth. In updating the peer group, the Committee considered the following criteria: revenue, market capitalization, EBITDA, industry, brand leadership, and international scope. Based on an assessment of the peer group by the Compensation Committee in light of the factors noted above, the Committee determined it would be appropriate to add the following companies to the 2023 peer group (“Peer Group”): Lincoln Electric Holdings, Inc. and Helen of Troy Limited, and to remove the following companies: Barnes Group, Dover Corporation, Fortive Corporation, and Welbilt, Inc. The 2023 Peer Group is summarized below:

AMETEK, Inc.	John Bean Technologies Corporation
Carlisle Companies Incorporated	Lincoln Electric Holdings, Inc.
Crane Co.	Nordson Corporation
Flowserve Corporation	Pentair plc
Graco Inc.	Rockwell Automation, Inc.
Helen of Troy Limited	Snap-on Incorporated
Hubbell Incorporated	The Timken Company
IDEX Corporation	Woodward, Inc.
Ingersoll Rand Inc.	Xylem Inc.
ITT Inc.

At the time the Peer Group was updated in 2022, Middleby was positioned slightly below the median based on market capitalization slightly above the median based on revenue.

For fiscal year 2023 compensation purposes, Aon presented the Compensation Committee with data regarding compensation for the NEOs. Aon collected this information from the Peer Group.

Aon compiled compensation data at the 25th percentile, median, and 75th percentile levels from the Peer Group, for base salaries, target annual cash incentive awards, target long-term equity awards, and total target direct compensation for individual executive officer positions. Using this data, the Compensation Committee approved adjustments to 2023 compensation packages for our NEOs to maintain an appropriate level of total compensation in comparison to the market that is consistent with emphasizing pay for performance.

Fiscal Year 2023 Compensation Decisions

The Company’s compensation program is generally divided into three elements: base salary, annual cash incentive, and long-term equity-based incentive. We use the mix of these elements to emphasize pay for performance and to recognize the different value brought by individual jobs within the Company. For example, our CEO has the greatest responsibility for the operation and performance of the business and, accordingly, the most potential upside in compensation, but he also has the most compensation at risk, depending on Middleby’s financial performance.

Base Salary

Base salary is fixed and provides some stable income since the other elements of our NEOs’ compensation packages are at significant risk. Annual base salary levels and any increases are budgeted based on the Company’s current business environment and the individual’s level of responsibility and merit within the Company.

2024 PROXY STATEMENT	31

Back to Contents

The base salary of our CEO, Mr. FitzGerald, has remained unchanged since his promotion to CEO in February 2019. For fiscal year 2023, the Compensation Committee approved increases to base salaries of our other NEOs in alignment with market compensation data provided by Aon. Among other factors, the Compensation Committee also recognized additional duties and responsibilities for each position, the importance of retaining key executive talent and the status of the labor market generally.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Percentage Change
Timothy J. FitzGerald (CEO)	$975,000	$975,000	0%
Bryan E. Mittelman (CFO)	$500,000	$525,000	5.00%
James K. Pool III (Chief Technology and Operations Officer)	$550,000	$575,000	4.55%
Steven P. Spittle (Chief Commercial Officer)	$550,000	$575,000	4.55%
Matthew R. Fuchsen (Chief Development Officer)	—	$400,000	—

Annual Performance-Based Incentive Program

The Company provides annual performance-based cash incentives pursuant to the Value Creation Incentive Plan (“VCIP”). Under the VCIP, the Compensation Committee can establish performance goals utilizing multiple metrics, with the flexibility to adjust metrics and goals to address changing business needs. The VCIP is intended to provide an incentive for strong performance and to motivate eligible employees toward the highest level of achievement and business results by tying their goals and interests to those of the Company and our stockholders.

In fiscal year 2023, the Compensation Committee approved and implemented an annual cash-based incentive compensation program under the VCIP for all of the NEOs. The annual incentive compensation program for 2023 includes bonus opportunities based upon performance against goals for EBITDA$ and EBITDA% for fiscal year 2023. These metrics, which emphasize different aspects of our performance than the metrics used for the long-term incentive plan, were implemented in part due to prior stockholder outreach, are consistent with leading governance practices, and serve as an effective reference for senior managers when making decisions for their respective operations. The Compensation Committee retains discretion regarding the determination of achievement of the performance metrics.

2024 PROXY STATEMENT	32

Back to Contents

The following table shows 2023 actual EBITDA$ and EBITDA% as compared to the target EBITDA$ and EBITDA% goals and the corresponding annual performance-based cash compensation for each NEO under the VCIP. Each NEO’s target bonus opportunity under the VCIP for fiscal year 2023 was set at 100% of base salary and a maximum of 200% of base salary, as set forth below:

2023 ANNUAL PERFORMANCE-BASED CASH INCENTIVE PLAN PERFORMANCE

Performance Metric	Relative Weighting	Threshold	Target	Target+	Maximum	Reported Result	Adjusted Result	Annual Performance- Based Cash Compensation*
EBITDA $ (in millions)	65%	$ 885	$ 910	$ 935	$ 960	$ 900	909
Percentage of Base Salary		33%	65%	98%	130%			63.3%
EBITDA %	35%	21.0%	21.4%	21.8%	22.2%	22.3%	22.5%
Percentage of Base Salary		18%	35%	53%	70%			70%
*	When applicable, EBITDA$and EBITDA% Annual Performance-Based Cash Compensation is calculated based upon the percentage of base salary at the adjusted result, calculated on a linear basis between the performance targets.

For fiscal year 2023, the Compensation Committee determined that the EBITDA$ and EBITDA% performance metrics had results as set forth in the table above. Results were evaluated based on an as reported basis in US dollars. The Compensation Committee determined the EBITDA$ achieved amounted to $900.4 million and the EBITDA% performance amounted to 22.3%. The Compensation Committee exercised discretion to adjust achievement of the performance metrics by taking into account the effects of certain non-recurring expenses. After adjustment taking into account these factors, the Compensation Committee approved the EBITDA$ and EBITDA% performance metrics as adjusted in the table above, resulting in annual performance-based cash compensation to the NEOs for the EBITDA$ performance metric at 63.3% of base salary and for the EBITDA% performance metric at 70% of base salary. Absent such adjustments, the annual performance-based cash compensation for the NEOs for performance during fiscal year 2023 would have been as follows: Mr. FitzGerald $1,194,570, Mr. Mittelman $643,230, Mr. Pool III $704,490, Mr. Spittle $704,490, and Mr. Fuchsen $490,080.

Named Executive Officer	Annual Performance-Based Cash Compensation for 2023
Timothy J. FitzGerald (CEO)	$1,300,650
Bryan E. Mittelman (CFO)	$700,350
James K. Pool III (Chief Technology and Operations Officer)	$767,050
Steven P. Spittle (Chief Commercial Officer)	$767,050
Matthew R. Fuchsen (Chief Development Officer)	$533,600

Equity-Based Incentive Compensation

We believe that our LTI structure is consistent with leading governance practices, serves as an effective reference for senior managers when making decisions for their respective operations, and further aligns management with stockholder interests.

The LTI award granted to the NEOs in fiscal year 2023 contained all of the features of the current LTI program described above and summarized below.

Component	Current LTI Practices
Award Type	Performance-based PSUs (2/3 weight) Time-based RSUs (1/3 weight)
Award Timing	LTI awards made annually
Term	Three years
Performance and Vesting Period	Time-based awards: ratable over three years, but shares must be held until the end of the three fiscal year period to which they relate
Performance-based awards: cliff vest to the extent earned, at the end of the three-year performance period
Performance Criteria	Adjusted EPS Growth (50% weight) Enterprise Value Growth, (Less Net Debt) per share (50% weight)
TSR Modifier

•

Vested performance shares increase by 30% for three-year TSR performance that is at or above the 75th percentile versus the Peer Group

•

Vested performance shares are unchanged for three-year TSR performance that is between the 25th and 75th percentile versus Peer Group

•

Vested performance shares decrease by 30% for three-year TSR performance that is at or below the 25th percentile versus the Peer Group

2024 PROXY STATEMENT	33

Back to Contents

2023 Long-Term Equity Incentive Awards

In August 2023, the Compensation Committee approved LTI equity awards to our Named Executive Officers consisting of performance-based PSUs (66.7% of target LTI value) and time-based RSUs (33.3% of target LTI value). The performance period for the performance-based PSUs covers fiscal years 2023, 2024 and 2025, and vesting, if any, will be approved by the Compensation Committee in the first quarter of fiscal year 2026. The time-based RSUs will vest, subject to the NEO’s continued employment, in equal increments, in March 2024, March 2025 and March 2026. The shares underlying the time-based RSUs must be held until the end of the three fiscal year period to which they relate. All future performance-based equity grants made during our annual grant cycle are currently expected also to have a three-year performance and vesting period.

The Compensation Committee sets the grant date target value for LTI awards for our Named Executive Officers other than the CEO. Using market-based long-term equity grant values and incentive plan design information provided by the Compensation Committee’s independent compensation consultants as a guide, Mr. FitzGerald recommends to the Compensation Committee awards for our Named Executive Officers (other than himself) and members of senior management.

The Board established Mr. FitzGerald’s target LTI award based upon the recommendations of the Compensation Committee. In forming its recommendation, the Compensation Committee reviewed competitive compensation data for the Peer Group provided by Aon and considered other relevant factors.

Target LTI awards for our Named Executive Officers are shown below.

Executive	Grant date target value of award* ($)	Target performance- based PSUs (#)	Target time-based RSUs (#)
Timothy J. FitzGerald	$6,149,971	27,838	13,919
Bryan E. Mittelman	$1,749,981	7,922	3,960
James K. Pool III	$2,399,928	10,864	5,431
Steven P. Spittle	$2,399,928	10,864	5,431
Matthew R. Fuchsen	$1,362,340	6,166	3,084
*	The Compensation Committee determined the number of PSUs and RSUs to grant based on the price of Middleby common stock on August 9, 2023, which was $147.28 per share.

Performance Targets for 2023 LTI Awards

The performance-based PSUs have two primary, equally weighted, metrics: Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share.

Metric	Definition	Rationale
Adjusted EPS Growth	Net Earnings plus the following: amortization, restructuring expenses, acquisition-related inventory step-up charges, facility consolidation expense, net periodic pension benefit other than service costs, one-time restructuring costs, and income tax effect of pre-tax adjustments, with the result divided by shares outstanding.	This is an easily understood metric that is reported in Middleby’s earnings releases, that closely aligns with stockholder growth expectations, and that is closely aligned with the valuation of the Company.
Enterprise Value Growth (Less Net Debt) Per Share	Adjusted EBITDA multiplied by a market multiple minus Net Debt, with the result divided by shares outstanding.	This metric closely aligns to stockholder value creation by comprehensively capturing growth and capital efficiency, and incorporating cash flow generation, fluctuation in debt balances, utilization of equity, and changes to total shares outstanding.

Performance targets are set based on management’s multi-year forecast of Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share performance. The maximum possible payout is 200% of target, based on our performance against goals for these measures. We do not disclose the targets for Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share due to the competitive harm that could result from this disclosure. However, consistent with stockholder feedback, the performance targets for the performance period that spans fiscal years 2023, 2024 and 2025 reflect rigorous goals that anticipate much stronger growth than we experienced in prior fiscal years because of the negative impact of the pandemic and to continue to drive improvements in financial performance.

The Compensation Committee retains discretion regarding the determination of achievement of the performance metrics.

Once awards are calculated based on Middleby’s performance for the three-year performance period (“Pre-TSR Vested Shares”), the Compensation Committee will calculate whether the TSR modifier applies. If Middleby’s TSR for the three-year performance period is at or above the 75th percentile versus the Peer Group, the final grants to our Named Executive Officers will equal the number of Pre-TSR Vested Shares multiplied by 130%. Conversely, if Middleby’s TSR for the three-year performance period is at or below the 25th percentile versus the Peer Group, the final grants to our Named Executive Officers will equal the number of Pre-TSR Vested Shares multiplied by 70% (meaning that there is a negative adjustment of 30%). Final awards will equal the number Pre-TSR

2024 PROXY STATEMENT	34

Back to Contents

Vested Shares if Middleby’s TSR for the three year performance period falls between the 25th and 75th percentiles versus the Peer Group.

Time-Based RSUs; Holding Period

The time-based LTI awards vest ratably over three years, so long as the recipient is still employed by the Company. However, the shares underlying the vested RSUs may not be sold or otherwise transferred until the associated performance-based PSUs vest (or fail to vest based on performance). The TSR modifier will not affect the number of time-based RSUs that vest.

Vesting of Equity Incentive Awards for 2021-2023 Performance Period

On September 7, 2021 (with respect to Messrs. FitzGerald, Mittelman, Pool, and Spittle) and September 30, 2021 (with respect to Mr. Fuchsen), the Company granted performance-based PSU and time-based RSU awards to the NEOs. The performance-based component of the award provided that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three-year performance period based on the achievement of a multi-year forecast in Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share (as certified by the Compensation Committee in early 2024). The three-year performance period for these awards began on January 3, 2021 and ended on December 30, 2023. The time-based RSU component vested in 1/3 increments on each of March 1, 2022, March 1, 2023 and March 1, 2024, subject to continued employment on each such date.

Three-Year Performance Period for 2021-2023

The aggregate maximum number of performance-based PSUs that were eligible to vest over the three-year performance period ended December 30, 2023 (after including the +-30% TSR modifier) equaled 60,668 for Mr. FitzGerald, 13,000 for Mr. Mittelman, 15,168 for Mr. Pool,15,168 for Mr. Spittle, and 10,832 for Mr. Fuchsen. The performance criteria for the Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share performance metrics is the growth achieved over the base year as compared to the average of the results for each year in the performance period. The following chart illustrates the percentage of awarded PSUs that were eligible to vest at various levels of Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share achievement over the three-year performance period ending December 30, 2023 prior to adjustment pursuant to the +-30% TSR modifier:

	3 Year Enterprise Value Growth (Less Net Debt) per share
3 Year Adjusted EPS Growth	50% (threshold)	60% (target)	95% (max)
40% (threshold)	50%	75%	150%
50% (target)	75%	100%	150%
80% (max)	150%	150%	200%

For the three-year performance period ended December 30, 2023 the Compensation Committee determined that the Adjusted EPS Growth and Enterprise Value Growth, (Less Net Debt) Per Share performance metrics were 85% and 90%, respectively, and that the TSR performance metric was between the 25th and 75th percentiles. Accordingly, the Compensation Committee approved vesting of the Adjusted EPS Growth PSUs for the 2021-23 performance period at 200% of target, and vesting of the Enterprise Value Growth, (Less Net Debt) Per Share PSUs for the 2021-23 performance period at 188% of target. Shares vested for each NEO as set forth in the chart below.

Named Executive Officer	Vested Performance-Based PSUs
Timothy J. FitzGerald (CEO)	45,268
Bryan E. Mittelman (CFO)	9,700
James K. Pool III (Chief Technology and Operations Officer)	11,318
Steven P. Spittle (Chief Commercial Officer)	11,318
Matthew R. Fuchsen (Chief Development Officer)	8,083

The number of shares of time-based RSUs that were awarded to the NEOs on September 7, 2021 (with respect to Messrs. FitzGerald, Mittelman, Pool and Spittle) and September 30, 2021 (with respect to Mr. Fuchsen) totaled 11,666 shares to Mr. FitzGerald, 2,500 shares to Mr. Mittelman, 2,917 shares to Mr. Pool, 2,917 shares to Mr. Spittle, and 2,084 shares to Mr. Fuchsen. 1/3 of these awards vested on March 1, 2024.

Stock Ownership Guidelines

Company guidelines require our Named Executive Officers to own a prescribed amount of Middleby common stock, expressed as a multiple of their respective base salaries. The base salary multiples are set by the Compensation Committee at levels consistent with the individual’s level of responsibility within the Company. Unvested time-based RSUs count toward an executive’s required holdings, but unvested performance-based equity does not. Any covered executives who have not yet met their stock ownership requirements are required to retain 50% of all net shares (post tax) that vest until the minimum share ownership requirement is achieved. Stock options are not counted in the ownership calculation.

2024 PROXY STATEMENT	35

Back to Contents

As of December 30, 2023, all of our Named Executive Officers exceeded the minimum stock ownership requirements, as shown below.

Clawback Policy

The Company maintains a Clawback Policy, which requires reimbursement or forfeiture of all or a portion of any incentive compensation (which includes annual bonuses and other short- and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units) received by a current or former executive officer during the preceding three completed fiscal years in the event that:

(a)	the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under securities law, and
(b)	the restated result indicates that an executive officer received additional incentive compensation based on the erroneous data.

The Company is entitled to recover the amount of excess incentive compensation paid to any executive officer over the incentive compensation that would have been paid to the executive officer had it been based on the restated results, as determined by the Board. The Clawback Policy is intended to comply with Exchange Act Rule 10D-1 and the NASDAQ listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement.

Additional Compensation Information

Derivatives Trading, Hedging and Pledging

Pursuant to our Insider Trading Compliance Program, all employees, officers, and directors are prohibited from engaging in any speculative transactions in Middleby stock, including engaging in short sales; transactions involving put options, call options, or other derivative securities; or any other forms of hedging transaction, such as collars or forward sale contracts, designed to decrease the risks associated with holding Middleby stock, except in certain circumstances that must be pre-cleared with the Company’s insider trading compliance officers.

Post-Employment Benefits

The Company provides certain limited post-employment benefits, as described under “Potential Payments Upon Termination or Change in Control.”

Limited Perquisites

Our Named Executive Officers and senior executives receive only limited perquisites. Middleby does not offer our NEOs automobile allowances, club memberships, or other professional fee reimbursements.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to our Chief Executive Officer and certain other executive officers. None of the NEOs other than Mr. FitzGerald have an employment agreement with the Company. For more information, see “Employment Agreements with Named Executive Officers.”

Risk Assessment Regarding Company Compensation Program

The Compensation Committee is committed to ensuring that none of Middleby’s compensation policies and practices—particularly the performance-based compensation—pose excessive risks. The Compensation Committee, together with the Chairperson of the Audit Committee and executive management, has considered the risks arising from the Company’s compensation policies and practices and concluded that those policies and practices are not reasonably likely to have a material adverse effect on the Company. In particular, the Compensation Committee determined that Middleby’s executive compensation program includes several “risk mitigating” elements, such as a Clawback Policy, stock ownership requirements for our NEOs and other senior executives, substantial time-based components in the total compensation mix, the use of multiple performance metrics in our incentive plans, and limitations on the payouts that can be earned through the incentive plans.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee, consisting entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommends to the Company’s Board that the CD&A be included in these proxy materials.

The Compensation Committee:
John R. Miller III, Chairman,
Gordon O’Brien, Sarah Palisi Chapin and Stephen Scherger

2024 PROXY STATEMENT	36

Back to Contents

Executive Compensation Tables

Summary Compensation Table for Fiscal Year 2023

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following individuals, who are collectively referred to as the Company’s “Named Executive Officers” for fiscal year 2023: the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers. The table covers compensation for fiscal years 2021, 2022 and 2023 to the extent the individuals listed were Named Executive Officers in those years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Timothy J. FitzGerald	2023	975,000	—	6,140,784	—	1,300,650	18,445	(2)	8,434,879
Chief Executive Officer	2022	975,000	—	6,465,950	—	1,944,150	16,945		9,402,045
	2021	975,000	—	6,678,831	—	1,736,719	16,445		9,406,995
Bryan E. Mittelman	2023	525,000	—	1,747,367	—	700,350	13,580	(3)	2,986,297
Chief Financial Officer	2022	500,000	—	1,682,266	—	997,000	12,041		3,191,307
	2021	475,000	275,000	1,431,175	—	846,094	12,093		3,039,362
James K. Pool III	2023	575,000	—	2,396,342	—	767,050	8,945	(4)	3,747,337
Chief Technology and Operations Officer	2022	550,000	—	2,102,723	—	1,096,700	8,666		3,758,089
	2021	525,000	—	2,870,119	—	935,156	8,363		4,338,638
Steven P. Spittle	2023	575,000	—	2,396,342	—	767,050	13,525	(5)	3,751,917
Chief Commercial Officer	2022	550,000	—	2,102,723	—	1,096,700	12,525		3,761,948
	2021	525,000	—	2,799,526	—	935,156	2,006		4,261,688
Matthew R. Fuchsen	2023	400,000	—	1,360,305	—	533,600	16,627	(6)	2,310,532
Chief Development Officer
(1)	The amounts reported in the “Stock Awards” column of the table reflect the fair value on the grant date of equity awards granted to our NEOs determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures. For time-based RSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number of shares, if applicable) by the closing price per share of our common stock as reported on the date of grant. For the PSUs, fair value has been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model. The closing trading value of our common stock was $147.28 per share on August 9, 2023. The fair value on the grant date of the PSUs granted to our NEOs during 2023 based upon the maximum possible level of achievement under such awards would be $10,636,065 for Mr. FitzGerald, $3,026,759 for Mr. Mittelman, $4,150,808 for Mr. Pool, $4,150,808 for Mr. Spittle, and $2,355,844 for Mr. Fuchsen. Refer to the footnotes to the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair values of the fiscal year 2023 grants of RSUs and PSUs.
(2)	All other compensation amounts in 2023 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $15,000.
(3)	All other compensation amounts in 2023 for Mr. Mittelman include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $10,135.
(4)	All other compensation amounts in 2023 for Mr. Pool may include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $5,500.
(5)	All other compensation amounts in 2023 for Mr. Spittle include a $1,375 Company contribution to a health savings account, $900 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $11,250.
(6)	All other compensation amounts in 2023 for Mr. Fuchsen include a $1,375 Company contribution to a health savings account, $1,752 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $13,500.

2024 PROXY STATEMENT	37

Back to Contents

Employment Agreements with Named Executive Officers

Timothy J. FitzGerald

On March 10, 2022, the Company and MM entered into an employment agreement with Mr. FitzGerald. This employment agreement supersedes his previous employment agreement and memorializes Mr. FitzGerald’s current base salary of $975,000 (which remains unchanged since his promotion to CEO in 2019) and his eligibility to participate in the Company’s management incentive programs. The initial term of such employment agreement ends on December 31, 2024 and may be extended automatically if notice of non-renewal is not provided.

The terms of the employment agreement relating to the termination of Mr. FitzGerald’s employment are discussed below under the heading “Potential Payments Upon Termination or Change in Control.”

Any summaries of Mr. FitzGerald’s employment agreement are qualified in their entirety by reference to the employment agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

Grants of Plan-Based Awards in Fiscal Year 2023

The following table sets forth information concerning cash incentive opportunities and grants of RSUs and PSUs made to our NEOs during fiscal year 2023. The grant dates set forth below indicate the date on which the Board granted the award.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Timothy J. FitzGerald
		(1)	175,500	975,000	1,950,000
	8/9/23	(3)(4)				9,743	27,838	72,378		4,090,794
	8/9/23	(5)							13,919	2,049,990
Bryan E. Mittelman
		(1)	94,500	525,000	1,050,000
	8/9/23	(3)(4)				2,773	7,922	20,598		1,164,138
	8/9/23	(5)							3,960	583,229
James K. Pool III
		(1)	103,500	575,000	1,150,000
	8/9/23	(3)(4)				3,802	10,864	28,246		1,596,465
	8/9/23	(5)							5,431	799,878
Steven P. Spittle
		(1)	103,500	575,000	1,150,000
	8/9/23	(3)(4)				3,802	10,864	28,264		1,596,465
	8/9/23	(5)							5,431	799,878
Matthew R. Fuchsen
		(1)	72,000	400,000	800,000
	8/9/23	(3)(4)				2,158	6,166	16,032		906,094
	8/9/23	(5)							3,084	454,212
(1)	Annual incentive plan award granted pursuant to the VCIP utilizing EBITDA$ and EBITDA% performance metrics.
(2)	Represents the fair value on the grant date of equity awards granted to our Named Executive Officers, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price per share of our common stock as reported on the date of grant. The closing trading value of our common stock was $147.28 per share on August 9, 2023. The dollar amounts for the PSUs are calculated in accordance with FASB ASC Topic 718 and assume payment of PSUs at target using a Monte Carlo simulation valuation model to reflect the impact of the TSR modifier, incorporating the following significant assumptions with respect to the August 9, 2023 grant (a) a risk-free interest rate of 4.64%, based on the U.S. constant maturity treasury rates commensurate with the expected term; (b) expected dividend yield of 0.0%; (c) expected volatility of 31.9%, based on the historical trading prices of Middleby with look-back periods commensurate with the expected term; and (d) expected term of 2.40 years.

2024 PROXY STATEMENT	38

Back to Contents
(3)	Represents the PSUs granted on August 9, 2023. Amounts shown in the “threshold” column represent the total number of PSUs that could be earned upon achievement of the performance criteria at the threshold level, including application of a negative 30% TSR modifier and assume continued employment through the applicable vesting dates. Amounts shown in the “target” column represent the number of PSUs that could be earned upon achievement of the performance criteria at the target level and assume continued employment through the applicable vesting dates. Amounts shown in the “maximum” column represent the maximum number of PSUs that could be earned upon achievement of the performance criteria at the maximum level, including application of a positive 30% TSR modifier and continued employment through the applicable vesting dates. Threshold, target and maximum reported numbers in the table above assume potential TSR performance below the 25th percentile for the threshold performance tier, between the 25th percentile and the 75th percentile for the target performance tier, and above the 75th percentile for the maximum performance tier.
(4)	On August 9, 2023, each NEO was granted PSUs that vest based upon Adjusted EPS growth and EV growth per share performance metrics with respect to the performance period commencing on January 1, 2023, and ending on December 27, 2025. Vesting of the PSUs is subject to approval by Compensation Committee following certification of 2025 financial results. The PSUs also feature a TSR mechanism that compares the TSR of the Company to the peer group of the Company as reported in the most recent annual proxy statement. The TSR modifier decreases the number of PSUs that can be earned by 30% for Company TSR performance in the bottom quartile measured against the Company peer group and increases the number of PSUs that can be earned by 30% for Company TSR performance in the top quartile measured against the Company peer group.
(5)	On August 9, 2023, each NEO was granted time-based RSUs that vest one-third on each of March 1, 2024, March 1, 2025, and March 1, 2026, subject to continued employment on each such vesting date.

2024 PROXY STATEMENT	39

Back to Contents

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth certain information concerning outstanding stock awards held by each of our Named Executive Officers under the LTIP at the end of fiscal year 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Timothy J. FitzGerald	—	—	—	—	—	49,158	(3)	7,234,583	—		—
						9,781	(4)	1,439,470	29,342	(4)	4,318,262
						13,919	(5)	2,048,459	27,838	(5)	4,096,918
Bryan E. Mittelman	—	—	—	—	—	10,534	(6)	1,550,289	—		—
						2,545	(7)	374,548	7,634	(7)	1,123,496
						3,960	(8)	582,793	7,922	(8)	1,165,881
James K. Pool III	—	—	—	—	—	12,290	(9)	1,808,719	—		—
						3,181	(10)	468,148	9,542	(10)	1,404,296
						5,431	(11)	799,280	10,864	(11)	1,598,855
Steven P. Spittle	—	—	—	—	—	12,290	(12)	1,808,719	—		—
						3,181	(13)	468,148	9,542	(13)	1,404,296
						5,431	(14)	799,280	10,864	(14)	1,598,855
Matthew R. Fuchsen	—	—	—	—	—	8,779	(15)	1,292,005	—		—
						1,890	(16)	278,151	5,666	(16)	833,865
						3,084	(17)	453,872	6,166	(17)	907,450
(1)	This column reflects time-based RSUs awarded to our NEOs. This column also reflects PSUs that were outstanding at fiscal year end for which the performance period completed on December 30, 2023 based on their actual performance. Market value is computed by multiplying the total number of shares subject to the award by the closing price of our common stock of $147.17 per share on December 29, 2023 our last trading day of fiscal year 2023.
(2)	This column reflects performance-based PSUs awarded to our NEOs. Market value is computed by multiplying the total target number of shares subject to the award by the closing price of our common stock of $147.17 per share on December 29, 2023. The PSUs included in in this column are included assuming target performance levels.
(3)	On September 7, 2021, Mr. FitzGerald was awarded (i) 23,334 target number of PSUs that included potential for maximum vesting of 60,668 PSUs, and (ii) 11,666 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2022, March 1, 2023, and March 1, 2024. 3,888 RSUs vested on March 1, 2022, and 3,888 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2021 to December 30, 2023 performance period. The PSUs are included in this table at actual performance levels.
(4)	On May 15, 2022, Mr. FitzGerald was awarded (i) 29,342 target number of PSUs that included potential for maximum vesting of 76,290 PSUs, and (ii) 14,671 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 4,890 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(5)	On August 9, 2023, Mr. FitzGerald was awarded (i) 27,838 target number of PSUs that included potential for maximum vesting of 72,378 PSUs, and (ii) 13,919 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. No RSUs vested as of the end of fiscal year 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(6)	On September 7, 2021, Mr. Mittelman was awarded (i) 5,000 target number of PSUs that included potential for maximum vesting of 13,000 PSUs, and (ii) 2,500 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2022, March 1, 2023, and March 1, 2024. 833 RSUs vested on March 1, 2022 and 833 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2021 to December 30, 2023 performance period. The PSUs are included in this table at actual performance levels.
(7)	On May 15, 2022, Mr. Mittelman was awarded (i) 7,634 target number of PSUs that included potential for maximum vesting of 19,848 PSUs, and (ii) 3,817 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,272 RSUs vested on March 1, 2023.The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.

2024 PROXY STATEMENT	40

Back to Contents
(8)	On August 9, 2023, Mr. Mittelman was awarded (i) 7,922 target number of PSUs that included potential for maximum vesting of 20,598 PSUs, and (ii) 3,960 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. No RSUs vested as of the end of fiscal year 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(9)	On September 7, 2021, Mr. Pool was awarded (i) 5,834 target number of PSUs that included potential for maximum vesting of 15,168 PSUs, and (ii) 2,916 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2022, March 1, 2023, and March 1, 2024. 972 RSUs vested on March 1, 2022 and 972 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2021 to December 30, 2023 performance period. The PSUs are included in this table at actual performance levels.
(10)	On May 15, 2022, Mr. Pool was awarded (i) 9,542 target number of PSUs that included potential for maximum vesting of 24,810 PSUs, and (ii) 4,771 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,590 RSUs vested on March 1, 2023.The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(11)	On August 9, 2023, Mr. Pool was awarded (i) 10,864 target number of PSUs that included potential for maximum vesting of 28,246 PSUs, and (ii) 5,431 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. No RSUs vested as of the end of fiscal year 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(12)	On September 7, 2021, Mr. Spittle was awarded (i) 5,834 target number of PSUs that included potential for maximum vesting of 15,168 PSUs, and (ii) 2,916 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2022, March 1, 2023, and March 1, 2024. 972 RSUs vested on March 1, 2022 and 972 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2021 to December 30, 2023 performance period. The PSUs are included in this table at actual performance levels.
(13)	On May 15, 2022, Mr. Spittle was awarded (i) 9,542 target number of PSUs that included potential for maximum vesting of 24,810 PSUs, and (ii) 4,771 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,590 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(14)	On August 9, 2023, Mr. Spittle was awarded (i) 10,864 target number of PSUs that included potential for maximum vesting of 28,246 PSUs, and (ii) 5,431 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. No RSUs vested as of the end of fiscal year 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(15)	On September 30, 2021, Mr. Fuchsen was awarded (i) 4,166 target number of PSUs that included potential for maximum vesting of 10,833 PSUs, and (ii) 2,084 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2022, March 1, 2023, and March 1, 2024. 694 RSUs vested on March 1, 2022 and 694 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2021 to December 30, 2023 performance period. The PSUs are included in this table at actual performance levels.
(16)	On May 15, 2022, Mr. Fuchsen was awarded (i) 5,666 target number of PSUs that included potential for maximum vesting of 16,746 PSUs, and (ii) 2,834 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 944 RSUs vested on March 1, 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(17)	On August 9, 2023, Mr. Fuchsen was awarded (i) 6,166 target number of PSUs that included potential for maximum vesting of 16,032 PSUs, and (ii) 3,084 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. No RSUs vested as of the end of fiscal year 2023. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.

2024 PROXY STATEMENT	41

Back to Contents

Stock Vested for Fiscal Year 2023

The following table sets forth the aggregate amounts received or realized in connection with the vesting of stock awards under the LTIP during the 2023 fiscal year by each of the Named Executive Officers. There were no stock option exercises by the Named Executive Officers during the 2023 fiscal year.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy J. FitzGerald(1)	57,527	8,894,309
Bryan E. Mittelman(2)	13,355	2,064,857
James K. Pool III(3)	15,311	2,367,340
Steven P. Spittle(4)	14,563	2,251,736
Matthew R. Fuchsen(5)	12,888	1,992,496
(1)	5,417 RSUs that were awarded on December 31, 2020 vested on March 1, 2023. 43,332 PSUs that were awarded on December 31, 2020, vested on February 27, 2023. 3,888 RSUs that were awarded on September 7, 2021 vested on March 1, 2023. 4,890 RSUs that were awarded on May 15, 2022 vested on March 1, 2023.
(2)	1,250 RSUs that were awarded on December 31, 2020 vested on March 1, 2023. 10,000 PSUs that were awarded on December 31, 2020 vested on February 27, 2023. 833 RSUs that were awarded on September 7, 2021 vested on March 1, 2023. 1,272 RSUs that were awarded on May 15, 2022 vested on March 1, 2023.
(3)	1,417 RSUs that were awarded on February 15, 2021 vested on March 1, 2023. 11,332 PSUs that were awarded on February 15, 2021 vested on February 27, 2023. 972 RSUs that were awarded on September 7, 2021 vested on March 1, 2023. 1,590 RSUs that were awarded on May 15, 2022 vested on March 1, 2023.
(4)	1,417 RSUs that were awarded on February 15, 2021 vested on March 1, 2023. 11,332 PSUs that were awarded on February 15, 2021 vested on February 27, 2023. 972 RSUs that were awarded on September 7, 2021 vested on March 1, 2023. 1,590 RSUs that were awarded on May 15, 2022 vested on March 1, 2023.
(5)	1,250 RSUs that were awarded on February 15, 2021 vested on March 1, 2023. 10,000 PSUs that were awarded on February 15, 2021 vested on February 27, 2023. 694 RSUs that were awarded on September 7, 2021 vested on March 1, 2023. 944 RSUs that were awarded on May 15, 2022 vested on March 1, 2023.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Timothy J. FitzGerald

During the term of Mr. FitzGerald’s employment agreement, as described above under the heading “Employment Agreements with Named Executive Officers,” Mr. FitzGerald’s employment can be terminated by the Company or MM or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

If Mr. FitzGerald’s employment is terminated by the Company for reasons other than “cause” (as defined in the employment agreement), or by Mr. FitzGerald due to a material diminution of his duties, or due to his death or disability, Mr. FitzGerald would be entitled to a pro-rata share of any incentive compensation under the VCIP that would otherwise have been payable to him based on actual performance had he remained employed by the Company until the last day of the fiscal year. In addition, if the Company terminates Mr. FitzGerald’s employment without cause, or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald would be entitled to (i) a lump sum payment equal to three times the sum of (x) his annual base salary as in effect immediately prior to the date of termination and (y) an amount equal to the greater of (I) the amount of his annual incentive bonus with respect to the full calendar year immediately prior to the year of termination and (II) the average of his annual incentive bonuses for each of the three calendar years immediately prior to the year of termination, and (ii) continued coverage under any medical, dental, vision, disability and life insurance program or policy maintained by the Company for twenty-four months at the active employee cost.

If any amount payable to Mr. FitzGerald is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company and would result in imposition of an excise tax, the employment agreement provides that Mr. FitzGerald’s payments will be reduced to an amount that would not result in the imposition of an excise tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

Under Equity Incentive Plans

In the event of a termination of employment by the Company other than for cause (with respect to Messrs. FitzGerald, Mittelman, Pool, Spittle and Fuchsen), or resignation due to a diminution of duties (with respect to Mr. FitzGerald), a portion of the time-based component of any outstanding share awards would immediately vest on a pro-rata basis. Further, the performance-based component of any outstanding restricted stock or PSU award will vest in that number of shares or PSUs that would have vested based on actual performance, pro-rated for the number of days of the relevant performance period through the date of termination. Any remaining shares that do not vest are forfeited.

2024 PROXY STATEMENT	42

Back to Contents

In the event of a “change in control” (as defined in the PSU and RSU agreements), all of the RSUs, to the extent not already vested, would immediately vest as of the date of such change of control. The PSU award would immediately vest in the greater of (i) the target number of PSUs or (ii) the number of PSUs that would have vested based on actual performance measured immediately prior to the date of the change of control as determined by the Compensation Committee. Any remaining PSUs that do not vest are forfeited.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 30, 2023, the last day of our 2023 fiscal year, and are based on the applicable executive’s current employment terms and the closing value of our common stock on December 29, 2023, the last trading day of our 2023 fiscal year, which was $147.17 per share.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties		Change in Control
Timothy J. FitzGerald	Cash Severance	$10,058,100		$10,058,100		$10,058,100	(1)
	Benefits	$40,000	(2)	$40,000	(2)	$40,000	(2)
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$9,653,592	(3)	$9,653,592	(3)	$15,909,666	(3)
	Total	$19,751,692		$19,751,692		$26,007,766
Bryan E. Mittelman	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$2,377,752	(4)	$—		$4,105,307	(4)
	Total	$2,377,752		$—		$4,105,307
James K. Pool III	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$2,971,289	(5)	$—		$5,272,218	(5)
	Total	$2,971,289		$—		$5,272,218
Steven P. Spittle	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$2,971,289	(6)	$—		$5,272,218	(6)
	Total	$2,971,289		$—		$5,272,218
Matthew R. Fuchsen	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$1,856,942	(7)	$—		$3,181,521	(7)
	Total	$1,856,942		$—		$3,181,521
(1)	This potential payment upon change in control assumes that upon such change in control Mr. FitzGerald’s employment also was terminated by the Company without cause or there was a voluntary termination due to material diminution of duties. In the event of a change in control not including a qualifying termination, Mr. FitzGerald would be entitled to $1,300,650, which is a payment equal to the short-term incentive for the year of the assumed change in control.
(2)	In the event of involuntary termination without cause or voluntary termination due to material diminution of duties, Mr. FitzGerald is entitled to receive continued coverage under any medical, dental, vision, disability and life insurance program or policy maintained by the Company on terms and conditions no less favorable than those applicable to senior executive officers of the Company from time to time (including with respect to payment for the costs thereof) for twenty-four (24) months. This row estimates the value of this benefit.
(3)	Includes 23,334 PSUs and 3,890 RSUs that were granted on September 7, 2021. Includes 29,342 PSUs and 9,781 RSUs that were granted on May 15, 2022. Includes 27,838 PSUs and 13,919 RSUs that were granted on August 9, 2023. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, the RSUs would immediately vest in that number of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.

2024 PROXY STATEMENT	43

Back to Contents
(4)	Includes 5,000 PSUs and 834 RSUs that were granted on September 7, 2021. Includes 7,634 PSUs and 2,545 RSUs that were granted on May 15, 2022. Includes 7,922 PSUs and 3,960 RSUs that were granted on August 9, 2023. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(5)	Includes 5,834 PSUs and 972 RSUs that were granted on September 7, 2021. Includes 9,542 PSUs and 3,181 RSUs that were granted on May 15, 2022. Includes 10,864 PSUs and 5,431 RSUs that were granted on August 9, 2023. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(6)	Includes 5,834 PSUs and 972 RSUs that were granted on September 7, 2021. Includes 9,542 PSUs and 3,181 RSUs that were granted on May 15, 2022. Includes 10,864 PSUs and 5,431 RSUs that were granted on August 9, 2023. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such restricted performance stock or PSUs would immediately vest in that number of shares or PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(7)	Includes 4,166 PSUs and 696 RSUs that were granted on September 30, 2021. Includes 5,666 PSUs and 1,890 RSUs that were granted on May 15, 2022. Includes 6,166 PSUs and 3,084 RSUs that were granted on August 9, 2023. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.

CEO Compensation Pay Ratio for Fiscal Year 2023

We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2023, Mr. FitzGerald’s total compensation of $8,434,879 was approximately 168 times the total compensation of a median employee, $50,089. We identified the median employee using base salary and bonus payments (i.e., cash-based compensation) for all individuals, excluding Mr. FitzGerald, who were employed by Middleby on December 30, 2023 (whether employed on a full time, part-time, seasonal, or temporary basis). We used a December 30 measurement date to select our median employee for fiscal year 2023 rather than the December 31 measurement date we used last year, because December 30 was the last day of fiscal year 2023 and December 31 was the last day of fiscal year 2022. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use to determine Mr. FitzGerald’s compensation for the Summary Compensation Table.

Middleby is a global company with a total employee population of approximately 10,722 employees as of December 30, 2023. This total is made up of approximately 5,918 U.S-based employees and approximately 4,804 employees located in 24 jurisdictions outside of the U.S. Our employee population studied to determine the median employee consisted of approximately 10,722 individuals.

Pay Versus Performance

Set forth below are certain disclosures related to executive compensation and company performance using selected financial performance measures required by Item 402(v) of Regulation S-K. The table below discloses: (i) the total compensation paid (as reported in the Summary Compensation Table (“SCT”)) and the compensation actually paid (“CAP”) to the individuals who served as the Company’s CEO; (ii) the average of the total compensation paid (as reported in the SCT) and the average CAP to the individuals who served as non-CEO NEOs; (iii) the cumulative total shareholder return of the Company and peer group cumulative total shareholder return; (iv) net income; (v) Adjusted EBITDA, and (vi) Adjusted EPS. CAP is calculated in the manner required by Item 402(v) of Regulation S-K.

2024 PROXY STATEMENT	44

Back to Contents

Please refer to the Compensation Discussion and Analysis for a discussion of the Company’s executive compensation policies and programs and an explanation of the Company’s executive compensation review process.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)(7)		Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(7)		Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (in Thousands)	Adjusted EBITDA (in thousands)(6)	Adjusted EPS (per share)(6)
2023	$8,434,879	$12,211,462		$3,199,021	$4,196,866		$134.38	$160.86	$400,882	$900,394	$9.70
2022	$9,402,045	$7,174,921		$3,353,429	$2,801,501		$122.26	$125.66	$436,569	$853,408	$9.10
2021	$9,406,995	$15,006,040		$3,580,324	$4,894,970		$179.66	$141.25	$488,492	$712,574	$7.94
2020	$5,345,193	$5,864,185	(4)(5)	$1,219,490	$1,387,825	(4)(5)	$117.71	$114.97	$207,294	$483,893	$4.96

(1)	The “Compensation Actually Paid” amounts in these columns are calculated in the manner required by Item 402(v) of Regulation S-K. However, they do not represent the actual amount of compensation the Company considers to be earned by or paid to the NEOs during the applicable year.
In particular, with respect to long-term equity incentive awards, “compensation actually paid” does not represent amounts actually paid to the NEO or necessarily the value that will ultimately be realized under long-term equity incentive awards. Rather, it primarily reflects the change in fair market value of equity awards during the applicable year, including for unvested awards subject to the achievement of performance targets in future years. Given the methodology under which CAP is required to be calculated, these amounts are subject to significant fluctuation based on stock price volatility and varying levels of projected and actual achievement with respect to PSU awards.
(2)	The table below sets forth the amounts deducted from and added to SCT total compensation to calculate CAP to the CEO and average CAP to the non-CEO NEOs:

	2023		2022		2021		2020
Adjustments	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs
Total Compensation from SCT	$8,434,879	$3,199,021	$9,402,045	$3,353,429	$9,406,995	$3,580,324	$5,345,193	$1,219,490
Less, Change in Pension Value reported in SCT	$—	$—	$—	$—	$—	$—	$—	$—
Plus, service cost	$—	$—	$—	$—	$—	$—	$—	$—
Plus, prior service cost for plan amendment or new plan	$—	$—	$—	$—	$—	$—	$—	$—
Less, value of Stock Awards and Option Awards reported in SCT	$(6,140,784)	$(1,975,089)	$(6,465,950)	$(1,826,751)	$(6,678,831)	$(2,109,142)	$(4,363,011)	$(671,233)
Plus, year-end fair value of Stock Awards and Option Awards granted during year that are outstanding and unvested at year-end	$5,941,882	$1,911,113	$6,025,086	$1,702,199	$7,681,123	$2,654,606	$4,363,011	$671,233
Plus, change in year-end fair value of Stock Awards and Option Awards granted in any prior year that are outstanding and unvested at year-end	$220,203	$129,039	$(1,988,655)	$(447,526)	$4,400,104	$708,502	$577,635	$198,016
Plus, change in year-end fair value as of vesting date of any Stock Awards and Option Awards granted in any prior year that vested during covered year	$3,755,282	$932,782	$202,395	$20,150	$196,650	$60,680	$(58,644)	$(29,682)
Less, fair value at end of prior year of Stock Awards and Option Awards that failed to meet applicable vesting conditions during year	$—	$—	$—	$—	$—	$—	$—	$—
Plus, dividends or other earnings paid on Stock Awards and Option Awards during year prior to vesting if not otherwise included in total compensation for year	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$12,211,462	$4,196,866	$7,174,921	$2,801,501	$15,006,040	$4,894,970	$5,864,185	$1,387,825

(3)	The peer group used in this Pay Versus Performance table is the Peer Group the Compensation Committee confirmed was appropriate as a reference for 2023 pay determinations, as further described in the Compensation Discussion & Analysis. The peer group used in this Pay Versus Performance table changed as compared with the peer group used last year in the Pay Versus Performance table. A detailed list of the peer group used in this Pay Versus Performance table is set forth in “Compensation Discussion and Analysis – Parties Involved in Compensation Decisions” on page 31. The peer group consists of AMETEK, Inc., Carlisle Companies Incorporated, Crane Co., Flowserve Corporation, Graco Inc. Helen of Troy Limited, Hubbell Incorporated, IDEX Corporation, Ingersoll Rand Inc., ITT Inc., John Bean Technologies Corporation, Lincoln Electric Holdings, Inc., Nordson Corporation, Pentair plc, Rockwell Automation, Inc., Snap-on Incorporated, The Timken Company, Woodward, Inc. and Xylem Inc. The peer group used in this Pay Versus Performance table added Lincoln Electric Holdings, Inc. and Helen of Troy Limited, and removed Barnes Group, Dover Corporation,

2024 PROXY STATEMENT	45

Back to Contents
Fortive Corporation, and Welbilt, Inc., as compared to the peer group used in the peer group used last year in the Pay Versus Performance table. The peer group TSR would have been $112.18, $137.91, $123.08, and $153.15 for each of 2020, 2021, 2022 and 2023, respectively, had the 2022 CD&A peer group remained the same for 2023.
(4)	Amounts earned by our NEOs as annual cash-based incentive compensation for fiscal year 2019 were paid in shares of Middleby common stock to conserve cash as part of the Company’s strategic plan to respond to the initial stages of the COVID-19 pandemic. These shares were awarded on March 25, 2020, after the completion of the Company’s fiscal year-end audit and after the Compensation Committee certified that the 2019 VCIP goals had been attained. The number of shares awarded to each NEO was determined by dividing the aggregate value of such NEO’s bonus payable for fiscal year 2019 performance by the closing price of our stock on March 25, 2020, and vested immediately upon issuance. This compensation was included as Non-Equity Incentive Plan Compensation for fiscal year 2019 in the Summary Compensation Table, and accordingly was not included in the calculation of CAP for fiscal year 2020.
(5)	On April 10, 2020, the CEO and each of the NEOs elected to forego portions of base salary in respect of fiscal year 2020 as part of the Company’s strategic plan to respond to the initial stages of the COVID-19 pandemic. In lieu of such foregone base salary, the Compensation Committee determined to award the CEO and each of the NEOs a grant of restricted stock, which grant had an aggregate grant date fair value equal to the amount of such foregone salary. The restricted stock vested in full on December 28, 2020. This compensation was included as Base Salary for fiscal year 2020 in the Summary Compensation Table, and accordingly was not included in the stock award adjustment portion of the calculation of CAP for fiscal year 2020.
(6)	Pursuant to Item 402(v) of Regulation S-K, we determined Adjusted EPS to be the most important financial performance measure used to link company performance to CAP to our CEO and other NEOs in 2022 and 2023. This performance measure may not have been the most important financial performance measure for year 2021 or 2020 and we may determine a different financial performance measure to be the most important such measure in future years. Adjusted EBITDA is included as a supplemental measure. See Annex A for a discussion of these non-GAAP measures.

(7)	Mr. Timothy J. FitzGerald is the only CEO reflected in the Pay Versus Performance Table. For fiscal year 2023, Messrs. Mittelman, Pool, Spittle and Fuchsen are the other NEOs reflected in the Pay Versus Performance Table. For fiscal years 2022 and 2021, Messrs. Mittelman, Martin M. Lindsay, Pool, and Spittle are the other NEOs reflected in the Pay Versus Performance Table. For fiscal year 2020, Messrs. David Brewer, Mittelman and Lindsay are the other NEOs reflected in the Pay Versus Performance Table.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below provide a graphic description of the relationships between (x) CAP to our CEO and CAP to our Non-CEO NEOs and (y) (i) our total shareholder return and our peer group’s total shareholder return; (ii) our net income; (iii) our Adjusted EBITDA and (iv) our Adjusted EPS.

2024 PROXY STATEMENT	46

Back to Contents

Most Important Financial Measures

The table below contains an unranked list of the most important financial performance measures used to link compensation actually paid to the NEOs to Company performance. Measures that were used to link executive compensation to Company performance are further described in the Compensation Discussion & Analysis.

Most Important Financial Measures
EBITDA$
EBITDA%
Adjusted EPS Growth
Enterprise Value Growth (Less Net Debt) Per Share

2024 PROXY STATEMENT	47

Back to Contents

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of shares of Middleby common stock as of March 15, 2024, by each person known by the Company to be the beneficial owner of more than five percent of our common stock, each director and each nominee for director, each Named Executive Officer for fiscal year 2023, and all current directors and executive officers as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Timothy J. FitzGerald	396,634	(1)	*
Bryan E. Mittelman	29,991		*
James K. Pool III	35,944		*
Steven P. Spittle	34,129		*
Matthew R. Fuchsen	29,894		*
Sarah Palisi Chapin	6,306		*
Cathy McCarthy	7,971		*
John R. Miller III	11,791		*
Robert E. Nerbonne	21,973		*
Gordon O’Brien	40,006		*
Stephen R. Scherger	—		*
Tejas P. Shah	—		*
Nassem Ziyad	11,891		*
All directors, nominees and executive officers of the Company (13 individuals)			1.17%
The Vanguard Group(2)	5,097,428		9.48%
100 Vanguard Boulevard, Malvern, PA 19355
Select Equity Group(3)	4,954,096		9.21%
380 Lafayette Street, 6th Floor, New York, NY 10003
Blackrock(4)	4,457,976		8.29%
55 East 52nd Street, New York, NY 10055
Wellington Management Group LLP(5)	4,131,574		7.68%
/co Wellington Management Company LLP, 280 Congress Street Boston, MA 02210
Victory Capital Management Inc.(6)	2,762,555		5.14%
4900 Tiedeman Rd., 4th Floor, Brooklyn, OH 44144

*	Indicates beneficial ownership of less than 1%.
(1)	Includes 20,000 shares held by Mr. FitzGerald’s spouse as trustee, 56,250 shares held by Mr. FitzGerald as trustee, and 25,200 shares held by Mr. FitzGerald’s spouse and children.
(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, The Vanguard Group beneficially owns 5,097,428 shares and has (a) shared voting power with respect to 19,133 shares, (b) sole dispositive power with respect to 5,021,198 shares, and (d) shared dispositive power with respect to 76,230 shares.
(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2024, by Select Equity Group, L.P. beneficially owns 4,954,096 shares and has (a) shared voting power with respect to 4,954,096 shares and (b) shared dispositive power with respect to 4,954,096 shares.
(4)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, by Blackrock, Inc., Blackrock, Inc. beneficially owns 4,457,976 shares and has (a) sole voting power with respect to 4,348,606 shares and (b) sole dispositive power with respect to 4,457,976 shares.
(5)	Based on a Schedule 13G/A filed with the SEC on February 9, 2024, by Wellington Management Group LLP, Wellington Management Group LLP beneficially owns 4,131,574 shares and has (a) shared voting power with respect to 3,819,276 shares and (b) shared dispositive power with respect to 4,131,574 shares.
(6)	Based on a Schedule 13G filed with the SEC on February 7, 2024 by Victory Capital Management Inc., Victory Capital Management Inc. beneficially owns 2,762,555 shares and has (a) sole voting power with respect to 2,710,583 shares and (b) sole dispositive power with respect to 2,762,555 shares.

2024 PROXY STATEMENT	48

Back to Contents

Equity Compensation Plan Information

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 30, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	1,191,779	(1)	$—	(2)	988,731	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,191,779		—		988,731

(1)	Indicates the number of RSUs and PSUs that were outstanding under the LTIP as of December 30, 2023. The PSUs have been calculated based on the maximum outcome of the applicable performance conditions, including maximum TSR modifier.
(2)	There is no exercise price associated with the RSUs and PSUs. Accordingly, the weighted average exercise price does not take these awards into account.
(3)	Represents shares issuable as of December 30, 2023 under the LTIP, the only equity compensation plan under which shares were available for grant of equity compensation awards.

2024 PROXY STATEMENT	49

Back to Contents

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and executive officers and any person that beneficially owns more than ten percent of the Company’s common stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its common stock to file such reports on a timely basis during the Company’s most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 30, 2023, and written representations from certain of the Company’s directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its common stock to file on a timely basis any reports required by Section 16(a) for the year ended December 30, 2023, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

Form 4 reports were not timely filed on behalf of Messrs. FitzGerald, Mittelman, Pool and Spittle for a PSU vesting that occurred on February 27, 2023 and for an RSU vesting that occurred on March 1, 2023. Form 4 reports were subsequently made to report each such transaction or event.

2024 PROXY STATEMENT	50

Back to Contents

Proposal No. 3

Ratification of Selection of Independent Public Accountants

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 30, 2023. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending December 28, 2024. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

2024 PROXY STATEMENT	51

Back to Contents

Report of the Audit Committee

The Audit Committee conducts its oversight activities for the Company to fulfill its duties and responsibilities outlined in the Audit Committee charter.

For the fiscal year ended December 30, 2023, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company’s independent registered public accounting firm, Ernst & Young, LLP.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable PCAOB rules regarding Ernst & Young’s communication with the Audit Committee concerning independence, and held discussions with Ernst & Young regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.

The Middleby Corporation Audit Committee
Cathy McCarthy, Chairperson
Tejas Shah, Stephen Scherger and
Nassem Ziyad

Audit Firm Fee Summary

	2023	2022
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company’s quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$4,644,963	$4,891,100
Audit-Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$15,829	$12,700
Tax Fees—Fees for tax compliance	$17,306	$7,800
—Fees for assistance with tax audits and tax planning	$—	$60,000
All Other Fees	$—	$—

All of the services described in Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining the independence of the Company’s public accountants.

The Audit Committee charter provides that the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules, and regulations). However, the Audit Committee may delegate to one or more designated committee members the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated will be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) must consider whether the auditor’s performance of such services is compatible with independence.

2024 PROXY STATEMENT	52

Back to Contents

Information About the Annual Meeting

Who can attend and vote at the Annual Meeting?

Stockholders of record at the close of business on March 15, 2024 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 53,763,455 outstanding shares of Middleby common stock. In deciding all questions at the Annual Meeting, each stockholder will be entitled to one vote for each share held on the Record Date. Please note that if you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee, if you want to vote at the meeting.

If you wish to submit a question, you may do so during the meeting at www.virtualshareholdermeeting.com/MIDD2024. Only stockholders with a valid control number will have access to ask questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional questions.

If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/MIDD2024.

What are the quorum requirements for the meeting?

The election inspectors appointed for the Annual Meeting will determine the presence of a quorum and tabulate the votes cast. The presence, in person or represented by proxy, of the holders of a majority of the shares of Middleby common stock outstanding and entitled to vote will constitute a quorum that enables us to transact business at the meeting. Abstentions and broker non-votes will be included in determining whether we have a quorum. For information on broker non-votes, see “What is a broker non-vote?” below.

What proposals will be voted on at the meeting, and what is the vote required to pass?

The following table shows information about the three proposals we will consider at the meeting.

Proposal	Board voting recommendation	Vote required to pass
Election of directors	FOR each nominee	Election of each individual director requires the vote of a majority of the votes cast
Advisory vote to approve executive compensation	FOR	Majority of the votes cast
Ratification of the independent public accountants	FOR	Majority of the votes cast

For each proposal we will consider only votes actually cast, whether in person or by proxy. Abstentions and broker non-votes will not have any effect on the results of Proposal 1 or Proposal 2, and we do not expect to have broker non-votes for Proposal 3.

What is a broker non-vote?

If you are not a registered owner of Middleby stock—meaning you own your shares through a bank, broker, or other nominee—you are considered a “beneficial owner.” Your nominee is the registered owner of your stock, but you are entitled to tell your nominee how to vote your shares. In some cases, your nominee can vote your shares without instructions. At our Annual Meeting, nominees can use their discretion to vote on the proposal regarding the ratification of the auditors even if they don’t have instructions from the beneficial owners. On all other matters—the election of directors and the advisory approval of executive compensation—nominees cannot vote without instructions from the beneficial owners. A broker non-vote occurs when a broker does not have discretionary authority or voting instructions as to certain shares to vote on a particular matter.

How can I vote?

If you own shares in your own name, you may vote in one of the following ways:

•	visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically
•	follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone
•	if you requested printed proxy materials, sign and return the proxy card using the postage-paid envelope provided
•	virtually attend the Annual Meeting and vote in person

If you own shares through a bank, broker or other nominee, please follow the instructions provided by such nominee to ensure your votes are executed. If you wish to vote your shares virtually in person at the Annual Meeting, you must obtain a legal proxy from your nominee. Please contact your bank, broker or other nominee for more information.

2024 PROXY STATEMENT	53

Back to Contents

How will my shares be voted if I submit a proxy before the Annual Meeting?

Properly executed proxies will be voted in the manner directed by the stockholder. Any proxies submitted without voting instructions will be voted as follows:

•	FOR the election of each of the nominees as a director of the Company;
•	FOR the approval, on an advisory basis, of the 2023 compensation of the Company’s named executive officers; and
•	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 28, 2024.

As of the date of this Proxy Statement, the Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the meeting, the proxy holders named in the enclosed form of proxy are authorized to take such actions as they deem appropriate.

If I vote or give my proxy in advance, can I change my mind?

You can revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company, either prior to the meeting (at the Company’s Elgin Illinois address) or at the meeting if you virtually attend in person. You also can submit a new proxy, which will revoke a prior-dated proxy.

Why didn’t I receive a printed copy of the proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials and 2023 Annual Report online instead of sending all stockholders a full set of printed proxy materials. We believe that electronic delivery provides you with prompt access to our proxy materials, lowers our costs of printing and delivering proxy materials, and minimizes the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

Several members of my family own Middleby stock. Why didn’t we each receive proxy materials?

SEC rules permit us to deliver one Notice of Internet Availability of Proxy Materials to a single address that is shared by two or more stockholders. This delivery method, known as “householding,” can result in significant cost savings. We have delivered only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address unless we received contrary instructions from an affected stockholder before the mailing date. We will deliver promptly, upon request, a separate copy of the Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy of the notice was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials for the upcoming meeting or all future meetings of the stockholders, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household for all future meetings of the stockholders, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

Who is paying for this proxy solicitation?

This solicitation of proxies is made by the Company, and the Company is responsible for all associated expenses. Proxies may be solicited on behalf of the Company by directors, officers, and employees of the Company by mail, telephone, or electronically. The Company will reimburse brokers and others holding common stock as nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies.

How can I submit a proposal for inclusion in the Company’s proxy materials for next year’s annual meeting?

Under SEC rules, a stockholder who intends to present a proposal at the 2025 Annual Meeting and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Secretary of the Company at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin Illinois, 60120. The proposal must be received no later than November 29, 2024 (120 days before March 29, 2025, the one-year anniversary of the anticipated mailing date of this Proxy Statement).

How can I submit other proposals and a candidate for the Board for next year’s annual meeting?

Under our Bylaws, written notice of (i) proposals intended to be presented by a stockholder at the 2025 Annual Meeting, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the 2025 Annual Meeting, must be delivered to the Secretary of the Company at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin, Illinois, 60120 between January 14, 2025, and February 13, 2025. However, if the 2025 Annual Meeting is called for a date that is not within thirty days before or after May 14, 2025, your proposal or nomination must be received not later than the close of business on the tenth day following the day on which notice of the date of the 2025 Annual Meeting was mailed or public disclosure of the date of that annual meeting was made, whichever first occurs. Such advance notice deadline will also be the deadline for a proposal to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in the Company’s Bylaws.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act, must provide notice that sets forth the information required by Rule 14a-19 no later than March 15, 2025.

By Order of the Board of Directors

MICHAEL D. THOMPSON

General Counsel and Secretary

Dated: March 29, 2024

2024 PROXY STATEMENT	54

Back to Contents

Annex A

Non-GAAP Financial Measures

The Company supplements its consolidated financial statements presented on a GAAP basis with the non-GAAP financial information provided in this Proxy Statement to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this proxy statement do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The Company believes that the adjusted net earnings per share measure is useful as a supplement to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that this measure assists it with comparing its performance between various reporting periods on a consistent basis, as it removes from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The Company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance. Additional information regarding these non-GAAP financial measures is available in the Company’s Form 8-K filed with the SEC on February 20, 2024 and in other Company filings with the SEC.

2024 PROXY STATEMENT	55

Back to Contents

Reconciliation of Net Earnings Per Share (a GAAP Measure) to Adjusted Net Earnings Per Share (a Non-GAAP Measure)

	Diluted per share
	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2019 ($)
Net earnings	7.41	7.95	8.62	3.76	6.33
Amortization	1.52	1.70	1.46	1.31	1.18
Amortization of discount on convertible notes				0.13
Restructuring expenses	0.26	0.18	0.14	0.22	0.19
Acquisition related adjustments	(0.07)	0.25	0.07	0.05	0.05
Facility consolidation related expenses			0.02	0.06	0.10
Net periodic pension benefit (other than service costs & curtailment)	(0.17)	(0.78)	(0.8)	(0.73)	(0.54)
Merger termination fee, net deal costs			(1.59)
Curtailment loss				0.27	0.02
Gain on sale of plant			(0.01)	(0.04)
Impairments	1.44			0.28
Charitable support to Ukraine	0.01	0.02
Discrete tax adjustments			(0.33)
Gain on litigation settlement					(0.27)
Former Chairman & CEO transition costs					0.18
Income tax effect of pre-tax adjustments	(0.78)	(0.34)	0.17	(0.35)	(0.22)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings	0.08	0.12	0.19
Adjusted net earnings	9.70	9.10	7.94	4.96	7.02
(1)	Includes amortization of deferred financing costs and convertible notes issuance costs.
(2)	Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company’s capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

Reconciliation of Cash Flow from Operating Activities (a GAAP Measure) to Free Cash Flow (a Non-GAAP Measure)(3)

	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2019 ($)
Cash flow from operations	628,790	332,552	423,399	524,785	377,425
Less: Capital expenditures, net	(85,179)	(67,289)	(40,261)	(20,702)	(46,609)
Free cash flow	543,611	265,263	383,138	504,083	330,816
(3)	Amounts in thousands.

2024 PROXY STATEMENT	56

Back to Contents

Reconciliation of Operating Income (a GAAP Measure) to Adjusted EBITDA (a Non-GAAP Measure)(4)

	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2019 ($)
Operating Income	634,868	639,604	629,992	324,431	514,043
Depreciation	50,416	44,619	42,681	39,086	37,852
Amortization	75,051	86,282	75,785	68,961	63,964
Restructuring expenses	14,134	9,716	7,655	12,375	10,480
Facility consolidation related expenses			993	3,530	5,662
Acquisition related adjustments	(3,851)	13,852	4,186	2,552	2,783
Merger termination fee, net deal costs			(90,285)
Charitable support to Ukraine	615	967
Stock compensation	51,047	58,368	42,330	19,613	8,133
Gain on sale of plant			(763)	(1,982)
Impairments(5)	78,114			15,327
Gain on litigation					(14,839)
Former Chairman and CEO transition costs					10,116
Adjusted EBITDA	900,394	853,408	712,574	483,893	638,194
(4)	Amounts in thousands.
(5)	Includes impairment of intangible assets, fixed assets, and assets held for sale.

2024 PROXY STATEMENT	57

Back to Contents

MIDDLEBY

Middleby.com

1400 Toastmaster Drive
Elgin, IL 60120

Back to Contents

THE MIDDLEBY CORPORATION

THE MIDDLEBY CORPORATION
1400 TOASTMASTER DRIVE
ELGIN, IL 60120

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MIDD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35623-P08924 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MIDDLEBY CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Sarah Palisi Chapin	☐	☐	☐
1b. Timothy J. FitzGerald	☐	☐	☐
1c. Cathy L. McCarthy	☐	☐	☐
1d. John R. Miller, III	☐	☐	☐
1e. Robert A. Nerbonne	☐	☐	☐
1f. Gordon J. O'Brien	☐	☐	☐
1g. Stephen R. Scherger	☐	☐	☐
1h. Tejas P. Shah	☐	☐	☐
1i. Nassem A. Ziyad	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2, and FOR proposal 3.	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of our named executive officers; and	☐	☐	☐
3. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 28, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com.

V35624-P08924

THE MIDDLEBY CORPORATION
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of the Stockholders
May 14, 2024 10:00 A.M. CDT

The stockholder(s) hereby appoint(s) Bryan E. Mittelman and Michael D. Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., CDT on May 14, 2024, virtually at www.virtualshareholdermeeting.com/MIDD2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the approval, by an advisory vote, of the compensation of the Company's named executive officers, and FOR the ratification of the selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending December 28, 2024, and in the discretion of the proxy holder on any other matter for which discretionary authority may be permissibly conferred that may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side